CONSENT SOLICITATION STATEMENT

     PROFFITT'S, INC.

     Solicitation of Consents to Amendment of the Indenture Governing the
     9 7/8% Senior Subordinated Notes due 2003 of Parisian, Inc.

     Proffitt's, Inc. (referred to herein as either "Proffitt's" or the "Parent") is soliciting (the "Solicitation") the consents (the "Consents") of registered holders of the 9 7/8% Senior Subordinated Notes due 2003 (the "Notes") of Parisian, Inc. (referred to herein as either "Parisian" or "the Company") to amend and restate the Indenture, dated as of July 15, 1993 (the "Indenture"), between
Parisian and AmSouth Bank of Alabama (f/k/a AmSouth Bank, N.A.), as trustee (in such capacity, the "Trustee"). The proposed amendments to the Indenture are herein referred to as the "Proposed
Amendments."

     Registered holders of Notes as of the close of business on August 14, 1996 ("Registered Holders") will be entitled to execute and deliver a Consent with respect to the Proposed Amendments. The Solicitation will expire at 5:00 P.M., New York City time, on
September 11, 1996, unless extended for a specified period or on a daily basis until the Requisite Consents (as defined below) have been received (the "Expiration Date"). Consents may be revoked at any time up to, but will become irrevocable upon, the receipt of the Requisite Consents and the execution of the supplemental indenture (the "Supplemental Indenture") by Proffitt's, Parisian and the Trustee (the "Consent Time"), which may be prior to the Expiration Date. However, the Supplemental Indenture will provide that the Proposed Amendments will not become effective until consummation of the Merger (as defined below).

     Upon the terms and subject to the conditions set forth in this Consent Solicitation Statement and the accompanying form of Consent, Proffitt's will make a payment (a "Consent Payment") to each Registered Holder of Notes whose properly executed Consent is received prior to the Expiration Date (unless such Consent is revoked prior to the Consent Time). The Consent Payment will be $5.00 in cash for each $1,000 in principal amount of Notes with respect to which a Consent is received and not revoked as aforesaid.

     Adoption of the Proposed Amendments requires the consent of the Registered Holders of a majority in aggregate principal amount of the Notes outstanding and not owned by Parisian or any of its affiliates (the "Requisite Consents"). Only registered holders of Notes as of the close of business on August 14, 1996 (the "Record Date") or persons who hold valid proxies from such Registered
Holders will be eligible to consent to the Proposed Amendments. Any beneficial owner of Notes held of record by The Depository
Trust Company ("DTC") or its nominee, through authority granted by DTC, may direct the participant in DTC (the "DTC Participant") through which such beneficial owner's Notes are held in DTC to execute, on such beneficial owner's behalf, or may obtain a proxy from such DTC Participant and execute directly, as if such beneficial owner were a Registered Holder, a Consent with respect to Notes beneficially owned by such beneficial owner on the date of execution.

       For a description of the purpose of the Proposed Amendments, see "Description of the Notes As Amended." Registered Holders who do not timely consent to the Proposed Amendments will not be eligible to receive Consent Payments even though they will be bound by the Proposed Amendments, if approved by the Requisite Consents.

     Consents should be sent to AmSouth Bank of Alabama as depositary (in such capacity, the "Depositary"), and not to Proffitt's, Parisian, the Information Agent or the Solicitation
Agent. In no event should a Registered Holder tender or deliver Notes. This Solicitation does not constitute an offer by Proffitt's or Parisian to buy, or the solicitation by Proffitt's or Parisian of an offer to sell, any Notes.

     The Solicitation Agent for the Solicitation is:

     NATIONSBANC CAPITAL MARKETS, INC.

     August 23, 1996


     TABLE OF CONTENTS


     Page

     AVAILABLE INFORMATION      3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE     3

     SUMMARY     4

BUSINESS OF PROFFITT'S AND PARISIAN       6

THE MERGER       6

     THE SOLICITATION      9

     DESCRIPTION OF THE NOTES AS AMENDED      14

     FEDERAL INCOME TAX CONSEQUENCES     33

     MISCELLANEOUS   35

     AVAILABLE INFORMATION

     Proffitt's is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange
Commission (the "Commission"). Such reports and other information filed by Proffitt's with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the
Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Proffitt's has filed with the Commission a Registration "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Parent Guarantee (as defined herein). The Registration Statement, the prospectus included therein (the "Prospectus") and the exhibits thereto may be obtained from the commission's principal office in Washington, D.C.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed for Proffitt's with the Commission (Commission File No. 0-15907) pursuant to the Exchange Act, are incorporated herein by reference:

     1. Proffitt's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, and Amendment No. 1 thereto dated May 1, 1996 (the "Proffitt's 1996 Form 10-K");

     2. Proffitt's Quarterly Report on Form 10-Q for the quarter ended May 4, 1996 (the "Proffitt's First Quarter Form 10-Q");

     3.   Proffitt's Current Reports on Form 8-K filed with the
Commission on February 16, 1996, April 1, 1996, July 18, 1996 and August 12, 1996, respectively; and

     4.   The Registration Statement.

     The following documents filed for Parisian with the Commission (Commission File No. 33-60418) pursuant to the Exchange Act are incorporated herein by reference:

     1. Parisian's Annual Report on Form 10-K for the fiscal year ended February 3, 1996; and

     2. Parisian's Quarterly Report on Form 10-Q for the quarter ended May 4, 1996.

     All documents filed by Proffitt's or Parisian pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement and prior to the Expiration Date shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

     The Proffitt's 1996 Form 10-K, the Proffitt's 1996 Annual
Report to Shareholders, the Proffitt's First Quarter Form 10-Q, the Prospectus and the prospectus included in the Registration
Statement on Form S-4 with respect to the Merger are being delivered to Registered Holders together with this Consent
Solicitation Statement.

     SUMMARY

     The following summary is qualified by reference to, and should be read in conjunction with, the information contained herein and in the documents incorporated by reference herein.

The Solicitation:   Proffitt's is offering to fully and
unconditionally guarantee, on a senior subordinated and unsecured basis, the payment by Parisian of the principal of, and interest and premium, if any, on the Notes (the "Parent Guarantee") and is seeking consents (the "Consents") from holders of the Notes to amend and restate the Indenture governing the Notes (the
"Indenture").

Consent Payments:   $5.00 in cash for each $1,000 in principal
amount of Notes for which Consents are timely received and not revoked. No accrued interest will be paid on Consent Payments.

Parent Guarantee:   The Parent Guarantee will rank pari passu with all
other existing and future indebtedness of Proffitt's that is expressly subordinated to Proffitt's senior indebtedness. The
Parent Guarantee will be subordinated to senior indebtedness of Proffitt's to at least the same extent as the Notes are subordinated to senior indebtedness of Parisian.

Proposed Amendments:     The Supplemental Indenture, if approved by the
Registered Holders, would amend and restate the Indenture to add the Parent Guarantee, make Proffitt's a party to the Indenture, make applicable to Proffitt's certain covenants which are currently applicable to Parisian, remove certain provisions which will be rendered obsolete upon the closing of the Merger (as defined herein) and make certain other amendments described herein. The proposed amendments to the Indenture are herein referred to as the "Proposed Amendments".

Requisite Consents: Adoption of the Proposed Amendments requires the receipt, without revocation, of the Requisite Consents, consisting of the Consents of the Registered Holders of a majority in aggregate principal amount of the Notes outstanding and not owned by Parisian or any of its affiliates. Registered Holders who do not timely consent to the Proposed Amendments will not be eligible to receive Consent Payments even though they will be bound by the Proposed Amendments, if adopted.

Purposes of Parent
Guarantee and
Solicitation:       The purpose of the Parent Guarantee is to
provide holders of Notes with recourse to Proffitt's for payment of the principal of, and interest and premium, if any, on the Notes. The Proposed Amendments are designed to effect changes in the existing Indenture covenants which are appropriate in view of the addition of the Parent Guarantee.

Proffitt's Obligation
to Consummate
Merger:        If the Solicitation is unsuccessful, Proffitt's will have
the option under the terms of the Merger Agreement to proceed with the Merger or to decline to consummate the Merger. At the current time, there can be no assurance as to which option
Proffitt's will elect if the Solicitation is unsuccessful.

Conditions to
Solicitation:       Proffitt's obligation to accept and pay for the
Consents received and issue the Parent Guarantee is subject to and conditioned upon, among other things, the following: (i) there having been validly delivered (and not revoked) prior to the Expiration Date the Requisite Consents, (ii) the execution of the Supplemental Indenture amending and restating the Indenture following receipt of the Requisite Consents and (iii) effectiveness of the Supplemental Indenture and the Proposed Amendments. The Supplemental Indenture and the Proposed Amendments will not become effective until consummation of the Merger.

Expiration Date:    5:00 p.m., New York City time, on September 11,
1996, unless extended.

Record Date:        Only registered holders of Notes as of the
close of business on August 14, 1996 (the "Record Date") or persons who hold valid proxies from such Registered Holders will be eligible to consent to the Proposed Amendments.

Withdrawal Rights: Delivery of Consents may be revoked at any time until the time that the Requisite Consents have been received and the Supplemental Indenture has been executed (the "Consent Time").

Solicitation Agent: NationsBanc Capital Markets, Inc. ("NCMI") is serving as Solicitation Agent for Proffitt's in connection with the Solicitation.

Delivery of Consents:    Delivery of all Consents should be made only to
AmSouth Bank of Alabama, which is serving as Depositary.

Information Agent:  Georgeson & Company, Inc. is serving as
Information Agent in connection with the Solicitation. Requests for assistance should be directed to the Information Agent.
Requests for additional copies of this Consent Solicitation
Statement, the form of Consent and any other required documents should be directed to the Information Agent or the Solicitation
Agent at one of the addresses set forth on the back page of this Consent Solicitation Statement. The telephone number of the Information Agent is 1-800-223-2064.

     BUSINESS OF PROFFITT'S AND PARISIAN

     Proffitt's is a leading regional specialty department store company offering a wide selection of fashion apparel, accessories, cosmetics, and decorative home furnishings, featuring assortments of premier brands and unique specialty merchandise. Proffitt's stores are primarily anchor stores in leading regional malls. The principal executive offices of Proffitt's are located at 115 North Calderwood, Alcoa, Tennessee 37701.

     Parisian operates 38 specialty department stores, including one store location which opened in March 1996, selling moderate to better-priced fashion merchandise for the entire family.
Parisian's stores are generally anchor stores in enclosed regional and premium community malls. As a specialty department store, a Parisian store carries apparel, cosmetics, shoes, accessories and gifts customarily found in typical department stores, but does not carry home furnishings, housewares, furniture, large or small appliances or electronics. Parisian concentrates on providing value through superior customer service, competitive pricing and strong relationships with its customers and suppliers. Parisian seeks to create a special shopping experience in its stores through carefully selected fashion merchandise assortments, attractive store design, exciting visual presentations and promotional events and personal amenities that enhance customer convenience and comfort. The principal executive offices of Parisian are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211.


     THE MERGER

Merger Agreement

     On July 8, 1996, Proffitt's, Casablanca Merger Corp., a wholly-owned subsidiary of Proffitt's ("Casablanca"), and Parisian entered into an Agreement and Plan of Merger (the "Merger
Agreement"), which provides that, subject to the satisfaction or waiver of the conditions set forth therein, Casablanca will be merged with and into Parisian and Parisian will become a wholly-owned subsidiary of Proffitt's (the "Merger"). A meeting of the shareholders of Parisian to consider approval of the Merger will be held on September 20, 1996. Assuming Parisian shareholder approval is obtained at such meeting, Proffitt's expects that Articles of Merger will be filed with the Secretary of State of the State of Alabama, and the Merger will become effective upon such filing, which is anticipated to be on or before October 15, 1996.

Benefits of the Merger

     The merger of Proffitt's and Parisian will result in a combined enterprise with 141 department stores and more than $2 billion in annual sales. Proffitt's expects the combined companies to achieve synergies and cost savings similar to those achieved in prior acquisitions. Proffitt's expects the increased size of the combined companies to provide an added degree of geographic and customer diversification and to enhance its purchasing power with vendors. The Proffitt's management team has significant experience in integrating acquired companies and identifying synergies and "best practices" to generate cost savings, while maintaining focus on existing operations, as evidenced by the acquisitions of Younkers, which was consummated on February 3, 1996, and McRae's, which was consummated on March 31, 1994.

     Proffitt's believes that the addition of the Parent Guarantee will represent a substantial enhancement of the credit quality of the Notes based on both improved interest coverage and reduced leverage. As of August 3, 1996, Parisian's Consolidated Cash Flow Ratio was 2.44:1.00. By comparison, after giving effect to the Merger, Proffitt's Consolidated Cash Flow Ratio as of August 3,
1996, would have been 3.53:1.00, excluding the effect of nonrecurring charges of approximately $44 million incurred in connection with the acquisition of Younkers (or 2.59:1.00 including such charges). Furthermore, the ratio of Parisian's total
Indebtedness to Consolidated EBITDA as of August 3, 1996 was
4.10:1.00. By comparison, after giving effect to the Merger, the ratio of Proffitt's total Indebtedness to Consolidated EBITDA as of August 3, 1996, would have been 3.20:1.00, excluding the effect of such nonrecurring charges incurred in connection with the acquisition of Younkers (or 4.40:1.00 including such charges).
Except as expressly noted, the foregoing ratios for Parisian and Proffitt's have been calculated based on the applicable definitions in the Indenture and the proposed Amended and Restated Indenture, respectively, which are the same in all material respects.

Source of Funds for the Merger

     The source of funds for the Merger is expected to be a new unsecured senior revolving credit facility arranged by NationsBank, N.A. (South) which is expected to be guaranteed by all subsidiaries of Proffitt's, including Parisian and excluding Accounts Receivable Subsidiaries. Approximately $125 million of borrowings under such facility will be required to finance the cash portion of the consideration to be paid in the Merger and to pay transaction costs. The balance of such facility is expected to be available after the closing of the Merger for working capital and general corporate purposes of Proffitt's and its subsidiaries (including, after giving effect to the Merger, Parisian). Availability under such facility is expected to be limited to the lesser of $275 million or 60% of eligible inventory. The guaranty of such facility by Parisian requires the effectiveness of the Proposed Amendments. If the Proposed Amendments are not approved and Proffitt's elects to proceed with the Merger, Proffitt's intends to increase the size of its existing credit facility to a minimum of $175 million and to leave in place the existing $50 million credit facility of Parisian (subject to the receipt of appropriate consents from the lenders thereunder) or to establish a replacement Parisian credit facility of the same size. Based on its own analysis and discussions with its financial advisers, Proffitt's believes that the alternative dual credit facilities would provide appropriate liquidity for the foreseeable future with interest rate margins and other material economic terms which are as favorable in the aggregate to Proffitt's as those available under the proposed new Proffitt's credit facility. Proffitt's has been advised by NationsBank, N.A. (South) that it is prepared to use its reasonable best efforts to arrange an alternative $175 million Proffitt's credit facility and, if necessary, a replacement $50 million
Parisian credit facility.

     The limitation on Indebtedness contained in the Indenture includes an exception for a credit facility of Parisian and its subsidiaries of up to $50 million. As a result of the Proposed Amendments, this exception, which is included in the definition of Permitted Indebtedness, would be increased to $325 million for credit facilities of Proffitt's and its subsidiaries. Proffitt's believes that this proposed new exception is appropriate for a department store company of its size after consummation of the Merger. The proposed $325 million exception for bank credit facility commitments, viewed both as a percentage of total capitalization and a percentage of total revenue, is within the prevailing range for comparable department store companies, based on a review of publicly available information for Carson Pirie, Federated, Jacobson's and Younkers, as shown in the table below. Furthermore, as described above, Proffitt's expects its new credit facility to permit borrowings of up to the lesser of $275 million or 60% of eligible inventory. The balance of the proposed exception up to $325 million is designed to afford Proffitt's some flexibility in the future without requiring further amendments to the Indenture.


     Credit Facilities Comparison for Proffitt's/Parisian Peers<F1>
                                (dollars in millions)

                                      Combined
                                      Proffitt's/   Carson
                            Parisian  Parisian<F2>  Pirie Younkers<F3> Federated Jacobson's

Total Bank Credit Facility
Commitments                $    50.0 $    325.0     $150.0   $150.0     $2,800.0 $ 65.0

Outstandings under
Bank Credit Facility            -         149.3       -         -        1,640.0   37.2

Total Outstanding Debt         161.9      529.3      195.8      -        6,365.3  124.2

Book Equity                     84.5      468.8      319.8     161.9     4,273.7   81.6

Total Capitalization<F4>       296.4    1,173.8      665.6     311.9    11,799.0  233.6

Total Revenue                  663.8    1,997.3    1,083.8     613.4    15,048.5  414.3

Total Bank Credit Facility
Commitments as a percentage
of Total Capitalization         16.9%      27.7%<F5>   22.5%     48.1%   23.7%      27.8%

Total Bank Credit Facility
Commitments as a percentage
of Total Revenue                  7.5%     16.3%<F6>   13.8%     24.5%   18.6%      15.7%

<F1> All information except for Proffitt's/Parisian & Younkers is based on latest publicly available annual reports.

<F2> Balance sheet items are derived from the Proffitt's Form S-4 filed with the SEC on August 16, 1996 and reflect the combination of Proffitt's and Parisian as of May 4, 1996. Total Revenue reflects the combined revenue for the two companies for their fiscal years ended February 3, 1996.

<F3> Younkers information was derived from internal reports furnished by
Proffitt's. Younkers was acquired by Proffitt's on February 3, 1996, concurrent with Proffitt's fiscal year end. Younker's information has been calculated as of February 3, 1996, prior to giving effect to the acquisition by Proffitt's.

<F4> Total Capitalization is defined as Book Equity plus Total
Outstanding Debt, other than that debt outstanding under Bank Credit Facilities, plus Total Bank Credit Facility Commitments.

<F5> This percentage has been calculated based on the proposed new exception from the limitation on incurrence of indebtedness of $325 million. However, assuming that the proposed new $275 million
Proffitt's credit facility is in effect, this percentage would be 24.5%.

<F6> This percentage has been calculated based on the proposed new exception from the limitation on incurrence of indebtedness of $325 million. However, assuming that the proposed new $275 million
Proffitt's credit facility is in effect, this percentage would be 13.8%.

Proffitt's Obligation to Consummate the Merger

     If the Solicitation is unsuccessful, Proffitt's will have the option under the terms of the Merger Agreement to proceed with the Merger or to decline to consummate the Merger. At the current time, there can be no assurance as to which option Proffitt's will elect if the Solicitation is unsuccessful.


     THE SOLICITATION

General

     Consents with respect to the Notes will become irrevocable at the Consent Time, which may be prior to the Expiration Date.
Promptly after the receipt of the Requisite Consents, Proffitt's, Parisian and the Trustee will execute the Supplemental Indenture. However, the Supplemental Indenture and the Proposed Amendments will not become effective until consummation of the Merger. After the Supplemental Indenture becomes effective, all then current holders of Notes, including non-consenting holders, and all subsequent holders of Notes will be bound by the Proposed
Amendments. If the Solicitation is terminated for any reason before the Supplemental Indenture becomes effective, the Consents will be voided, no Consent Payments will be made, and the Proposed Amendments will not be effected.

Requisite Consents

     Adoption of the Proposed Amendments requires the receipt without revocation of the Requisite Consents, consisting of the Consents of the Registered Holders of a majority in aggregate principal amount of the Notes outstanding and not owned by Parisian or any of its affiliates. As of the date of this Consent
Solicitation Statement, $125 million aggregate principal amount of Notes were so outstanding.

Purpose of the Parent Guarantee and the Proposed Amendments

     Proffitt's is proposing in this Solicitation to fully and unconditionally guarantee, on a senior subordinated and unsecured basis, the payment by Parisian of the principal of, and interest and premium, if any, on the Notes and the performance by Parisian of its obligations under the Indenture (the "Parent Guarantee") and to amend and restate the Indenture on the terms described herein (the "Proposed Amendments"). The purpose of the Parent Guarantee is to provide holders of Notes with recourse to Proffitt's for payment of the Notes. The Proposed Amendments are designed to effect changes in the existing Indenture covenants which are appropriate in view of the addition of the Parent Guarantee. The Parent Guarantee will be issued by Proffitt's only if the Proposed Amendments are approved and become effective.

Expiration Date; and Extension

     The term "Expiration Date" means 5:00 P.M., New York City time, on September 11, 1996, unless Proffitt's, in its sole discretion, extends the period during which the Solicitation is open, in which event the term "Expiration Date" means the latest time and date to which the Solicitation is so extended. Proffitt's reserves the right to extend the Solicitation at any time and from time to time, whether or not the Requisite Consents have been received, by giving oral or written notice to the Depositary no later than 5:00 P.M., New York City time, on the next business day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or, at the election of Proffitt's, by written notice to the Registered Holders). Such announcement or notice may state that Proffitt's is extending the Solicitation for a specified period of time or on a daily basis until 5:00 P.M., New York City time, on the date on which the Requisite Consents have been received.

     Proffitt's expressly reserves the right for any reason (i) to terminate the Solicitation at any time before the Supplemental
Indenture becomes effective (whether or not the Requisite Consents have been received and whether or not the Supplemental Indenture has been executed) by giving oral or written notice of such termination to the Depositary and (ii) not to extend the Solicitation beyond the Expiration Date whether or not the Requisite Consents have been received by such date. Any such action by Proffitt's will be followed as promptly as practicable by notice thereof by press release or other public announcement (or, at the election of Proffitt's, by written notice to the Registered Holders).

Consent Payments

     Upon consummation of the Merger and effectiveness of the Proposed Amendments, Proffitt's will promptly deposit sufficient funds with the Depositary to enable the Depositary to, and direct the Depositary to, make a payment to each Registered Holder whose properly executed Consent is received on or prior to the Expiration Date (unless such Consent is revoked prior to the Consent Time). The Consent Payment will be in the amount of $5.00 in cash for each $1,000 in principal amount of Notes with respect to which such Consent was so received and not revoked. No accrued interest will be paid on the Consent Payments.

     Registered Holders who do not timely consent to the Proposed
Amendments will not be eligible to receive Consent Payments even though they will be bound by the Proposed Amendments, if approved by the Requisite Consents.

Amendment

     Proffitt's expressly reserves the right to modify, at any time or from time to time, the terms of the Solicitation and/or the Proposed Amendments in any manner it deems necessary or advisable. If Proffitt's delivers an officer's certificate to the Trustee certifying that such modifications are not, in the aggregate, materially adverse to holders of Notes (compared to the terms of the Solicitation and the Proposed Amendments described in this Consent Solicitation Statement) and so long as such modifications do not reduce the Consent Payment, Consents given prior to such modifications will remain valid and effective and will constitute Consents to the Proposed Amendments, as so modified. Proffitt's will not be obligated to deliver notice of such amendments to the holders of Notes prior to executing the Supplemental Indenture.

Failure to Obtain Requisite Consents

     In the event that the Requisite Consents are not obtained and the Solicitation is terminated, the Consents will be voided, no Consent Payments will be made, and the Proposed Amendments will not be effected.

Consent Procedures

     This Consent Solicitation Statement is being sent to all Registered Holders. Only those persons who are Registered Holders of the Notes as of the Record Date may execute and deliver a Consent. A beneficial owner of Notes who is not the Registered
Holder of such Notes on the Record Date (e.g., a beneficial holder whose Notes are registered in the name of a nominee such as a brokerage firm) must (i) arrange for the Registered Holder to execute a Consent and deliver it either to the Depositary on such beneficial owner's behalf or to such beneficial owner for forwarding to the Depositary by such beneficial owner or (ii) obtain a duly executed proxy from the Registered Holder authorizing the beneficial holder to execute and deliver to the Depositary a Consent with respect to the Notes on behalf of such Registered
Holder. A form of proxy that may be used for such purpose is included in the form of Consent.

     Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC Participant through which such beneficial owner's Notes are held in DTC to execute, on such beneficial owner's behalf, or may obtain a proxy from such DTC Participant and execute directly, as if such beneficial owner were a Registered Holder, a Consent with respect to Notes beneficially owned by such beneficial owner on the date of execution. For purposes of this Consent Solicitation Statement, the term "record holder" or "registered holder" shall be deemed to include DTC Participants.

     Giving a Consent will not affect a Registered Holder's right to sell or transfer Notes or to receive the Consent Payment if such Registered Holder's Consent has not been revoked prior to the Consent Time, the Requisite Consents are received and the Proposed Amendments become effective.

     HOLDERS OF NOTES WHO WISH TO CONSENT SHOULD MAIL, HAND
DELIVER, SEND BY OVERNIGHT COURIER OR FAX (CONFIRMED BY THE
EXPIRATION DATE BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND EXECUTED CONSENTS TO THE DEPOSITARY AT THE ADDRESS SET FORTH ON THE BACK PAGE HEREOF AND ON THE CONSENT IN ACCORDANCE WITH THE
INSTRUCTIONS SET FORTH HEREIN AND THEREIN.  CONSENTS SHOULD BE
DELIVERED TO THE DEPOSITARY, AND NOT TO PROFFITT'S, PARISIAN, THE
INFORMATION AGENT OR THE SOLICITATION AGENT.  HOWEVER, PROFFITT'S
RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IT OR THE
SOLICITATION AGENT.

     IN NO EVENT SHOULD A REGISTERED HOLDER TENDER OR DELIVER
NOTES.

     All Consents that are properly completed, signed and delivered to the Depositary, and not revoked prior to the Consent Time, will be given effect in accordance with the specifications thereof.
Registered Holders who desire to consent to the Proposed Amendments should mark the "Consents" box on, and complete, sign and date, the Consent included herewith and mail, hand deliver, send by overnight courier or fax (confirmed by the Expiration Date by physical delivery) the signed Consent to the Depositary at the address listed on the back page of this Consent Solicitation Statement and on the Consent, all in accordance with the instructions contained herein and therein. If none of the boxes on the Consent is marked, but the Consent is otherwise properly completed and signed, the Registered Holder will be deemed to have consented to the Proposed Amendments.

     Consents by the Registered Holder(s) of Notes must be executed in exactly the same manner as such Registered Holder(s) name(s) appear(s) on the Notes. If Notes to which a Consent relates are held of record by two or more joint holders, all such holders must sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total principal amount of Notes registered in the name of such Registered Holder, the Registered Holder must list the serial numbers (if applicable) and principal amount of Notes registered in the name of such holder to which the Consent relates. If Notes are registered in different names, separate Consents must be executed covering each form of registration. If a Consent is executed by a person other than the Registered Holder, then it must be accompanied by the proxy set forth on the form of Consent duly executed by the Registered Holder.

     The registered ownership of a Note shall be approved by the Trustee, as registrar with respect to the Notes. All questions as to the validity, form, eligibility (including time of receipt) for Consent Payments and revocation of Consents will be determined by Proffitt's in its sole discretion, which determination will be conclusive and binding subject to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. Proffitt's reserves the absolute right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of Proffitt's or its counsel, be unlawful. Proffitt's also reserves the right, subject to such final review as the Trustee prescribes for proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as Proffitt's determines. None of Proffitt's, any of its affiliates, the Solicitation Agent, the Depositary, the Trustee or any other person shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Proffitt's interpretation of the terms and conditions of this Solicitation shall be conclusive and binding.

Revocation of Consents

     Each properly completed and executed Consent will be counted, notwithstanding any transfer subsequent to the Record Date of the Notes to which such Consent relates, unless prior to the Consent Time the Depositary receives written notice of revocation from the Registered Holder thereof or any subsequent registered holder thereof. Subject to the foregoing, the purchaser of a Note with respect to which a Consent has been delivered by the Registered
Holder thereof will be bound by such Consent.

     A notice of revocation must indicate the certificate number or numbers of the Notes(s) to which such revocation relates (or information sufficient to enable Proffitt's to identify such Notes(s)), as well as the aggregate principal amount represented by such Notes(s). A properly executed Consent with the "Does Not
Consent" box marked, submitted in accordance with the foregoing procedures, will be treated as a revocation of a Consent regarding the Notes(s) to which it relates.

     A revocation of a Consent shall be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement. Only a registered holder of Notes is entitled to revoke a Consent previously given with respect to such Notes. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A beneficial owner of Notes who is not the registered holder of such Notes must (i) arrange with the registered holder to execute and deliver either to the Depositary on such beneficial owner's behalf, or to such beneficial owner for forwarding to the Depositary by such beneficial owner, a revocation of any Consent already given with respect to such Notes, (ii) obtain a duly executed proxy from the registered holder authorizing such beneficial holder to act on behalf of the registered holder as to such Consent or (iii) become a registered holder and revoke such Consent in accordance with the procedures described therein.

     Proffitt's reserves the right to contest the validity of any revocation, and all questions as to validity (including time of receipt) of any revocation will be determined by Proffitt's in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of Proffitt's, Parisian, any of their affiliates, the Solicitation
Agent, the Depositary, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Conditions of the Solicitation

     Proffitt's obligation to make Consent Payments and issue the Payment Guarantee is contingent upon (i) receipt of the Requisite Consents, (ii) the execution of the Supplemental Indenture, (iii) effectiveness of the Supplemental Indenture and the Proposed Amendments and (iv) the absence of any law, regulation or order which would, and the absence of any action or other proceeding (pending or threatened) which, if adversely determined, would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments, the entering into of the Supplemental Indenture or the making of the Consent Payments or question the legality or validity thereof. In addition, the Solicitation may be abandoned by Proffitt's at any time prior to the effectiveness of the Supplemental Indenture, in which case all Consents will be voided, no Consent Payments will be made and the Proposed Amendments will not be effected. The Supplemental Indenture and the Proposed
Amendments will not become effective until consummation of the Merger.

       Subject to the satisfaction of such conditions, Consent Payments will be made as soon as practicable after the effectiveness of the Supplemental Indenture and the Proposed Amendments by check mailed to the respective addresses of the holders of Notes entitled to receive Consent Payments as such addresses appear on the record books of the Trustee as of the Record Date.

Solicitation Agent

     Proffitt's has retained NationsBanc Capital Markets, Inc.
("NCMI") to act as Solicitation Agent in connection with the Solicitation. In its capacity as Solicitation Agent, NCMI will solicit Consents, may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Consent
Solicitation Statement and related materials to beneficial owners of Notes, and will attempt to respond to inquiries of holders of Notes. NCMI will be paid customary fees for its services as Solicitation Agent in connection with the Solicitation. In addition, NCMI will be reimbursed for its reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel). Proffitt's has agreed to indemnify the Solicitation
Agent against certain liabilities and expenses in connection with the Solicitation.

     The Solicitation Agent does not assume any responsibility for the accuracy or completeness of the information concerning
Proffitt's or its affiliates contained herein or for any failure by Proffitt's to disclose events which may have occurred and may affect the significance or accuracy of such information. All information contained in this Consent Solicitation Statement has been supplied by Proffitt's. Proffitt's assumes full responsibility for the accuracy or completeness of the information contained herein.

     NCMI, in the ordinary course of its business, may from time to time make a market in the Notes. As a result, NCMI may from time to time own outstanding Notes.

     Requests for assistance should be directed to the Solicitation Agent or the Information Agent at one of the addresses set forth on the back page of this Consent Solicitation Statement.

Depositary and Information Agent

     AmSouth Bank of Alabama has been appointed Depositary for the Solicitation. All deliveries and correspondence sent to the Depositary should be directed to one of its addresses set forth on the back cover.

     Proffitt's has agreed to pay the Depositary customary fees for its services and to reimburse the Depositary for its reasonable out-of-pocket expenses in connection herewith. Proffitt's has also agreed to indemnify the Depositary for certain liabilities.

     Georgeson & Company, Inc. has been appointed Information Agent for the Solicitation. Requests for additional copies of this Consent Solicitation Statement and/or the form of Consent should be directed to the Information Agent at its address set forth on the back page of this Consent Solicitation Statement.

Listing of the Notes

     The Notes are not listed on any national securities exchange or quoted on any interdealer quotation system. Proffitt's does not currently intend to cause Parisian to list the Notes on any national securities exchange or apply to have Notes quoted on any interdealer quotation system.

Miscellaneous

     In connection with the Solicitation, directors, officers and regular employees of Proffitt's (who will not be specifically compensated for such services) may solicit consents by use of the mails, personally or by telephone, telegram or facsimile transmissions. Proffitt's also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Consent
Solicitation Statement and related documents to the beneficial owners of the Notes and in handling or forwarding deliveries of Consents by their customers.


     DESCRIPTION OF THE NOTES AS AMENDED

     Each Registered Holder, by executing and delivering a Consent, will consent to the Proposed Amendments as set forth in the Supplemental Indenture and described below. The capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Supplemental Indenture. Copies of the Indenture and the Supplemental Indenture will be available upon request to Proffitt's or Parisian.

     The following summary of certain provisions of the Notes, the Parent Guarantee and the Indenture, as amended and restated by the Supplemental Indenture (the "Amended and Restated Indenture") is subject to, and is qualified in its entirety by reference to, the Supplemental Indenture, including the definitions therein of terms not defined in this Consent Solicitation Statement. A copy of the Supplemental Indenture has been filed as an exhibit to the Registration Statement.

General

     The Notes were issued under an Indenture (the "Indenture"), dated as of July 15, 1993, between the Company and AmSouth Bank
N.A., as trustee (the "Trustee"). The Notes are general unsecured senior subordinated obligations of the Company. The Notes are limited to $125,000,000 aggregate principal amount and will mature on July 15, 2003.

     As indicated under "Subordination" below, the Notes are
subordinated in right of payment to Senior Indebtedness of the
Company.   As indicated under "Parent Guarantee" below, the
guarantee of the Notes by the Parent will be subordinated on the same basis to senior indebtedness of the Parent as the Notes are subordinated to senior indebtedness of the Company.

     Section references used in this section of the Prospectus refer to sections of the Amended and Restated Indenture.

Interest

     The Notes bear interest at the rate of 9 %, payable semi-annually on January 15 and July 15 (an "Interest Payment Date") of each year, to Holders of record at the close of business on the January 1 or July 1 next preceding each Interest Payment Date. The Supplemental Indenture does not contain any changes to the provisions of the Indenture regarding payment of interest.

Optional Redemption

     Except as described below, the Notes may not be redeemed prior to July 15, 1998. On or after July 15, 1998, the Company may, at its option, redeem the Notes in whole or in part, from time to time, at the redemption prices expressed as a percentage of principal amount as set forth below, together with accrued and unpaid interest to the redemption date:

     If redeemed during the
     12-month period beginning
     on July 15 of the years
            indicated below:            Percentage

                 1998                     104.938%
                 1999                     102.469%
                 2000 and thereafter      100.000%

     The Notes are not subject to a sinking fund.

     The Supplemental Indenture does not contain any changes to the provisions of the Indenture regarding redemption of the Notes.

Parent Guarantee

     As a result of the Proposed Amendments, payment of principal of, and interest and premium, if any, on the Notes by the Company will be guaranteed on a senior subordinated basis by the Parent
(the "Parent Guarantee") pursuant to the terms of the Amended and Restated Indenture. The Parent Guarantee will be an unsecured senior subordinated obligation of the Parent, ranking pari passu with all other existing and future Indebtedness of the Parent that is expressly subordinated to Parent Senior Indebtedness.

     Subordination of Parent Guarantee. The indebtedness evidenced by the Parent Guarantee will be subordinated to at least the same extent to Parent Senior Indebtedness as the Notes are subordinated to Senior Indebtedness of the Company.

     Upon any payment or distribution of assets or securities of the Parent in any dissolution, winding up, total or partial liquidation or reorganization of the Parent, payment under the Parent Guarantee will be subordinated, to the extent and in the manner set forth in the Amended and Restated Indenture, to the prior payment in full (in cash or cash equivalents) of all Parent Senior Indebtedness, including any interest accruing on such Parent Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding. Upon any default by the Parent in the payment of the principal of, premium, if any, or interest on Parent Senior Indebtedness, when the same becomes due, no payment may be made under the Parent Guarantee until such default has been cured or waived. The Amended and Restated Indenture also provides that no payment may be made by the Parent under the Parent
Guarantee for the period specified below (the "Parent Payment
Blockage Period") during the continuance of any non-payment event of default with respect to Significant Parent Senior Indebtedness (as defined below) pursuant to which the maturity thereof may be accelerated. The Parent Payment Blockage Period shall commence on the earlier of (i) receipt by the Trustee of notice from any trustee, representative or agent for the holders of any Significant Parent Senior Indebtedness (or the holders of a least a majority in principal amount of such Significant Parent Senior Indebtedness then outstanding) or (ii) if such non-payment event of default results from the acceleration of the Notes, the date of such acceleration, and end 179 days thereafter unless such Parent
Payment Blockage Period shall be terminated by written notice to the Trustee from any trustee, representative or agent for the holders of Significant Parent Senior Indebtedness (or the holders of at least a majority in principal amount of such Significant
Parent Senior Indebtedness then outstanding). Not more than one Parent Payment Blockage Period with respect to the Parent Guarantee may be commenced during any period of 360 consecutive days. No event of default that existed or was continuing on the date of the commencement of any Parent Payment Blockage Period with respect to Significant Parent Senior Indebtedness initiating such period shall be, or be made, the basis for the commencement of a second Parent Payment Blockage Period by the representative for or the holders of such Significant Parent Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     As a result of the subordination provisions described above, in the event of the liquidation, receivership, reorganization, dissolution or insolvency of the Parent, creditors of the Parent who are holders of Parent Senior Indebtedness may recover more, ratably, than the holders of the Notes and funds that would be otherwise payable to the holders of the Notes under the Parent
Guarantee will be paid to the holders of the Parent Senior
Indebtedness to the extent necessary to pay the Parent Senior
Indebtedness in full in cash or cash equivalents, and the Parent may be unable to meet its obligations fully with respect to the Parent Guarantee.

     As of August 3, 1996, after giving pro forma effect to the Merger, the aggregate amount of Parent Senior Indebtedness outstanding was $119 million, including $54 million of guarantees of indebtedness of subsidiaries. Certain of the operations of the Parent are conducted through its subsidiaries. As of August 3, 1996, after giving pro forma effect to the Merger, the subsidiaries of Proffitt's (including Parisian and its subsidiaries) would have had outstanding total Indebtedness of approximately $246 million (including all trade payables and excluding the Notes) and would have had outstanding Senior Indebtedness of approximately $209 million (including trade payables of Parisian to financial institutions under factoring arrangements but excluding other trade payables). The indebtedness evidenced by the Parent Guarantee will be structurally subordinated to indebtedness of the subsidiaries of the Parent, including trade payables. In the future, the Parent may issue additional Parent Senior Indebtedness, and its subsidiaries may issue additional indebtedness, to refinance existing indebtedness or for other corporate purposes, subject to applicable restrictions in the debt instruments of the Parent and its subsidiaries, including the Amended and Restated Indenture. See "Description of the Notes As Amended --Certain Covenants --
Limitation on Indebtedness."

Subordination of Notes

     The Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness.

     Upon any payment or distribution of assets or securities of the Company in any dissolution, winding up, total or partial liquidation or reorganization of the Company, payment of the principal of, premium, if any, and interest on the Notes will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full (in cash or cash equivalents) of all Senior Indebtedness, including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding. Upon any default by the Company in the payment of the principal of, premium, if any, or interest on Senior Indebtedness, when the same becomes due, no payment may be made on or in respect of the Notes until such default has been cured or waived. The Amended and Restated Indenture also provides that no payment may be made by the Company upon or in respect of the Notes for the period specified below (the "Payment Blockage Period") during the continuance of any non-payment event of default with respect to Significant Senior Indebtedness (as defined below) pursuant to which the maturity thereof may be accelerated. The Payment Blockage Period shall commence on the earlier of (i) receipt by the Trustee of notice from any trustee, representative or agent for the holders of any Significant Senior Indebtedness (or the holders of at least a majority in principal amount of such Significant Senior
Indebtedness then outstanding) or (ii) if such non-payment event of default results from the acceleration of the Notes, the date of such acceleration, and end 179 days thereafter unless such Payment Blockage Period shall be terminated by written notice to the Trustee from any trustee, representative or agent for the holders of Significant Senior Indebtedness (or the holders of at least a majority in principal amount of such Significant Senior
Indebtedness then outstanding). Not more than one Payment Blockage Period with respect to the Notes may be commenced during any period of 360 consecutive days. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Significant Senior Indebtedness initiating such period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the representative for or the holders of such Significant Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     As a result of the subordination provisions described above, in the event of insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness may recover less ratably than holders of Senior Indebtedness and may recover more ratably than Holders of the Notes and the Company may be unable to make all payments due under the Notes.

     As of August 3, 1996, Parisian had outstanding total
Indebtedness of approximately $48 million (excluding all trade payables and excluding the Notes) and had outstanding Senior Indebtedness of approximately $54 million (including trade payables to financial institutions under factoring arrangements). The Notes will be structurally subordinated to indebtedness of Parisian's subsidiaries, including trade payables. As of August 3, 1996, Parisian's only subsidiary was its Accounts Receivable Subsidiary. In the future, the Company may issue additional Senior
Indebtedness, and its subsidiaries may issue additional indebtedness, to refinance existing indebtedness or for other corporate purposes, subject to applicable restrictions in the debt instruments of the Company and its subsidiaries, including the Amended and Restated Indenture. See "Description of the Notes As Amended -- Certain Covenants -- Limitation on Indebtedness."

     The Supplemental Indenture does not contain any changes to the provisions of the Indenture regarding subordination of the Company's obligations under the Notes.

Certain Covenants

     Set forth below is a description of the covenants, events of default, definitions and certain other provisions contained in the Indenture, as amended by the Supplemental Indenture. This description is marked to show the Proposed Amendments. DELETIONS TO THE INDENTURE ARE INDICATED BY TEXT WHICH HAS BEEN STRICKEN. ADDITIONS TO THE INDENTURE ARE INDICATED BY TEXT WHICH HAS BEEN
DOUBLE-UNDERLINED.

     The Amended and Restated Indenture contains, among others, the covenants summarized below.

     Limitation on Indebtedness. The [Company] PARENT will not, and will not permit any Subsidiary to Incur any Indebtedness, including Acquired Indebtedness, other than Permitted Indebtedness, after giving effect to the Incurrence thereof and the application of the proceeds thereof, unless the Consolidated Cash Flow Ratio would be equal to or greater than 2.25 to 1.

     Notwithstanding the foregoing, no Subsidiary of the [Company] PARENT shall Guarantee any Indebtedness of the [Company] PARENT which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the [Company] PARENT unless such Subsidiary also Guarantees the Notes on a substantially similar basis; provided that if any such Subsidiary no longer Guarantees such Indebtedness, such Subsidiary shall also no longer be required to Guarantee the Notes on a substantially similar basis; provided, further, that if such subordinated Indebtedness is expressly by its terms subordinate or junior in right of payment to the Notes OR TO THE PARENT GUARANTEE, any such Guarantee of such Subsidiary with respect to such subordinated Indebtedness shall be subordinated to such Subsidiary's Guarantee with respect to the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes OR TO THE PARENT GUARANTEE.

     For purposes of determining any particular amount of Indebtedness, Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included and the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP. For the purpose of determining compliance with the "Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness the [Company] PARENT in its sole discretion shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses of such covenant and (B) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Limitation on Restricted Payments. The [Company] PARENT will not, and will not permit any of its Subsidiaries to, directly or indirectly,
(i) declare or pay any dividend on, or make any distribution in respect of or purchase, redeem or retire for value, any Capital Stock of the [Company] PARENT, other than through the issuance solely of the [Company's] PARENT'S own Capital Stock, or rights thereto,
(ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment or maturity, Indebtedness of the [Company] PARENT or any Subsidiary that is expressly subordinate in right of payment to the Notes OR TO THE PARENT GUARANTEE
("Subordinated Indebtedness") or (iii) make any loan, incur, or suffer to exist any Guarantee of Indebtedness of, or make any investment in, any Affiliate of the [Company] PARENT, other than the [Company] PARENT or a Subsidiary of the [Company] PARENT (such payments or any other actions described in (i), (ii) and (iii), collectively, "Restricted Payments") unless (a) at the time of and after giving effect to the Restricted Payment, no Default or Event of Default shall have occurred and be continuing, (b) at the time of and after giving effect to the Restricted Payment, the Consolidated Cash Flow Ratio would be at least 2.25 to 1 and (c) at the time of and after giving effect to such Restricted Payment (the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors OF THE PARENT, whose determination shall be conclusive and evidenced by a board resolution), the aggregate amount of all Restricted Payments
(together with any amounts paid pursuant to clauses (i), (ii) and (iv) in the following paragraph) declared or made after the [date of the Indenture] ORIGINAL ISSUE DATE shall not exceed the sum of (A)(I) 50% of the Company's Consolidated Net Income accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter following the issuance of the Notes and ending on the last day of the Company's last fiscal quarter ending prior to OR ON the date of [such Restricted Payment] THE ACQUISITION (or, if such cumulative Consolidated Net Income for such period shall be a loss, MINUS 100% OF SUCH LOSS) AND
(II) 50% OF THE PARENT'S CONSOLIDATED NET INCOME ACCRUED ON A CUMULATIVE BASIS DURING THE PERIOD (TAKEN AS ONE
ACCOUNTING PERIOD) BEGINNING ON THE FIRST DAY OF THE PARENT'S
FISCAL QUARTER COMMENCING CLOSEST TO THE DATE OF THE ACQUISITION AND ENDING ON THE LAST DAY OF THE PARENT'S LAST FISCAL QUARTER
ENDING PRIOR TO THE DATE OF SUCH RESTRICTED PAYMENT (OR IF SUCH CUMULATIVE CONSOLIDATED NET INCOME FOR SUCH PERIOD SHALL BE A LOSS, minus 100% of such loss), (B)(I) an amount equal to the aggregate net proceeds (including the Fair Market Value of property other than cash, as determined by the Board of Directors OF THE COMPANY, whose determination shall be conclusive and evidenced by a board resolution) received by the Company as capital contributions to the Company (other than from a Subsidiary or [the] ANY Accounts
Receivable Subsidiary) after the [date of the Indenture] Original ISSUE DATE AND PRIOR TO THE ACQUISITION or from the issuance and sale (other than to a Subsidiary or [the] ANY Accounts Receivable Subsidiary) after the [date of the Indenture] ORIGINAL ISSUE DATE AND PRIOR TO THE ACQUISITION of Capital Stock (excluding
Disqualified Stock and proceeds from the Initial Public Offering) and
(II) AN AMOUNT EQUAL TO THE AGGREGATE NET PROCEEDS (INCLUDING THE FAIR MARKET VALUE OF PROPERTY OTHER THAN CASH, AS DETERMINED BY THE BOARD OF DIRECTORS OF THE PARENT, WHOSE DETERMINATION SHALL BE CONCLUSIVE AND EVIDENCED BY A BOARD RESOLUTION) RECEIVED BY THE
PARENT AS CAPITAL CONTRIBUTIONS TO THE PARENT (OTHER THAN FROM A SUBSIDIARY OR ANY ACCOUNTS RECEIVABLE SUBSIDIARY) AFTER THE
ACQUISITION OR FROM THE ISSUANCE AND SALE (OTHER THAN TO A
SUBSIDIARY OR ANY ACCOUNTS RECEIVABLE SUBSIDIARY) AFTER THE
ACQUISITION OF CAPITAL STOCK (OTHER THAN DISQUALIFIED STOCK), plus (C) $15 million.

     The foregoing provision shall not be violated by reason of (i) the payment of any dividend within 60 days of declaration thereof, if at such date of declaration such payment would comply with the foregoing provision; (ii) the acquisition, redemption or retirement of Disqualified Stock or Subordinated Indebtedness of the [Company] PARENT in exchange for Capital Stock of the [Company] PARENT that is not Disqualified Stock and is not exchangeable for or convertible into Disqualified Stock or Indebtedness of the [
Company] PARENT or any of its Subsidiaries; (iii) refinancing of Subordinated Indebtedness as permitted under the definition of "Permitted Indebtedness;" (iv) the repurchase or other acquisition or retirement for value of any share of the [Company's] PARENT'S Capital Stock or Subordinated Indebtedness by exercise for, or upon conversion into, or out of the proceeds of the substantially concurrent sale for cash (other than to a Subsidiary or [the] ANY Accounts Receivable Subsidiary) of, other shares of Capital Stock (other than Disqualified Stock) of the [ Company] PARENT; (v) the redemption of the Debentures [as described under "Use of Proceeds,"] provided that such redemption is consummated by payment of the required redemption amount to the trustee in accordance with the terms of the indenture for the Debentures not later than 45 days after the last day of the fiscal quarter of the Company [in which this Note Offering is consummated] FOLLOWING THE ORIGINAL
ISSUE DATE; (vi) transactions entered into in the ordinary course of business (in a manner consistent with past practice) between the [Company] PARENT or any Subsidiary and any Accounts Receivable Subsidiary or between Subsidiaries of the [Company] PARENT, including, without limitation, the sale, contribution or other transfer of accounts receivable or any undivided interest therein or other similar transactions relating to financing for the [Company's] PARENT'S OR ANY SUBSIDIARY'S proprietary credit card transactions and transactions or arrangements reasonably incident thereto; (vii) equity contributions in an aggregate amount not to exceed $10 million to any Accounts Receivable [Subsidiary]
SUBSIDIARIES for the purpose, as determined by the Board of Directors of the [ Company] PARENT, of the sale or transfer of accounts receivable or any undivided interest therein or other similar transactions relating to financing for the [Company's]
Parent's or any Subsidiary's proprietary credit card transactions and transactions or arrangements reasonably incident thereto;
(viii) the repurchase or other acquisition or retirement for value of any Disqualified Stock of the [Company] PARENT with the proceeds of, or exchange for, the substantially concurrent issuance of Disqualified Stock, provided that the Disqualified Stock so issued shall not require any payments (other than dividend payments) by way of sinking fund, mandatory redemption or otherwise prior to the final scheduled maturity of the Disqualified Stock being refinanced and (ix) the acquisition, redemption, or repurchase of shares of the [Company's] PARENT'S Capital Stock or options to purchase such shares for payment either with the proceeds of life insurance or, to the extent not covered by insurance, an aggregate amount not to exceed $2 million with respect to the acquisition, redemption or repurchase of such shares or options from current or former officers, directors and employees or their families or the estates thereof.

     Limitation on Transactions with Affiliates. The [Company] PARENT will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the [Company] PARENT unless
(i) any such transaction or series of related transactions is on terms that are no less favorable to the [Company unless (i) any such transaction or series of related transactions is on terms that are no less favorable to the Company] PARENT (in the case of any transaction between the [Company] PARENT and any Subsidiary or any Affiliate of the [Company)] PARENT) or such Subsidiary (in the case of any transaction between such Subsidiary and any Affiliate of the [Company] PARENT other than another Subsidiary), than would be available in a comparable transaction made on an arm's-length basis with an unrelated third party and (ii) with respect to a transaction or series of related transactions during any fiscal year involving aggregate consideration in excess of $5 million, such transaction or series of related transactions is approved by a majority of the Board of Directors of the [Company] PARENT. Notwithstanding the foregoing, (A) this provision will not apply to any transaction or agreement entered into in the ordinary course of business (including any actions undertaken to operate and maintain, in a manner consistent with past practice, retail specialty department stores) between the [Company] PARENT and any Subsidiary or between Subsidiaries of the [Company] PARENT and shall not restrict the [ Company] PARENT or any of its Subsidiaries from (i) entering into transactions between the [Company] PARENT or any Subsidiary and an Accounts Receivable Subsidiary, including the sale, contribution or other transfer of accounts receivable or any undivided interest therein or other similar transactions relating to financing for the [Company's] PARENT'S OR ANY SUBSIDIARY'S proprietary credit card transactions and transactions or arrangements reasonably incident thereto, in each case in the ordinary course of business and consistent in purpose with past practice, (ii) paying reasonable and customary regular fees to directors of the [Company] PARENT who are not employees of the [Company] PARENT, (iii) paying reasonable compensation to senior executive officers of the [Company] PARENT, (iv) paying reasonable and customary fees for investment banking services provided by Lehman Brothers (or such corporation as shall succeed to the business of Lehman Brothers by purchase, merger, consolidation, change of charter or name, or otherwise) or its Affiliates and (v) subleasing property to a Subsidiary on substantially the same terms as those negotiated on an arm's-length basis with a third party with respect to such property and (B) THIS PROVISION WILL NOT APPLY TO ANY PERMITTED DROP DOWN TRANSACTION. Transactions and agreements BY THE Company OR ANY SUBSIDIARY OF THE COMPANY with Affiliates in existence on the [date of the Indenture] ORIGINAL
ISSUE DATE as well as any subsequent renewals, extensions, amendments or replacements to agreements BY THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY with Affiliates in existence on the [date of the Indenture] ORIGINAL ISSUE DATE that are no less favorable in the aggregate to the Company than terms already in existence on the [date of the Indenture] ORIGINAL ISSUE DATE are expressly permitted.

     Proffitt's may in the future determine to contribute all or a significant portion of its operating assets to a newly formed subsidiary in order to accommodate its tax planning. If any such transaction qualifies as a Permitted Drop Down Transaction, it would not be subject to the limitations of the foregoing covenant. However, in order for any such transaction to qualify as a Permitted Drop Down Transaction (a) it must be designed in good faith to accommodate Proffitt's tax planning, (b) such newly formed subsidiary must enter into a supplemental indenture containing a senior subordinated guarantee of the Notes in favor of the Holders on substantially the terms applicable to the Parent Guarantee and (c) it must not be disadvantageous in any material respect to the holders of Notes in the good faith opinion of the Board of Directors of Proffitt's, evidenced by a resolution of its Board of Directors delivered to the Trustee.

     Limitation on Future Senior Subordinated Indebtedness. The [ Company] PARENT will not Incur any Indebtedness, other than the PARENT GUARANTEE AND THE Notes, that is subordinated in right of payment to any other Indebtedness of the [Company] PARENT unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is pari passu with or subordinated to the PARENT GUARANTEE OR THE Notes, AS THE CASE MAY BE.

     Limitation on Dividend and Other Payment Restrictions
Affecting Subsidiaries. The [Company] PARENT will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the [Company] PARENT to (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by, or pay any Indebtedness owed to, the Company PARENT or another Subsidiary of the [Company] PARENT, (b) make loans or advances to the [Company] PARENT or a Subsidiary of the [Company] PARENT or (c) transfer any of its properties or assets to the [Company] PARENT or a Subsidiary of the [Company] PARENT, except for such encumbrances or restrictions existing under or by reason of (i) any encumbrances or restrictions pursuant to an agreement in effect at or entered into on the [date of the Indenture] ORIGINAL ISSUE DATE, (ii) any restrictions, with respect to a Person that is not a Subsidiary on the [date of the Indenture] ORIGINAL ISSUE DATE, under any agreement in existence at the time such Person becomes a Subsidiary (unless such agreement was entered into in connection with, or in contemplation of, such Person becoming a Subsidiary on or after the [date of the Indenture) ORIGINAL ISSUE DATE), (iii) any restrictions existing under any agreement that amends, refinances or replaces the agreements containing restrictions described in the foregoing clauses (i) and (ii) and this clause (iii), provided that the terms and conditions of any such restrictions are no less favorable to the Holders of the Notes than those under the agreement so amended, refinanced or replaced, (iv) customary non-assignment or sublease provisions of any lease governing a leasehold interest of any of the [Company's] PARENT'S Subsidiaries or customary non-assignment provisions contained in operating or other similar agreements entered into in the ordinary course of business with respect to stores owned by any Subsidiary, (v) those imposed by applicable law, (vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (vii) Purchase Money Mortgages, AND
(viii) Capitalized Lease Obligations permitted by clause (v) of the definition of "Permitted Indebtedness," [and (ix) a first mortgage on the Company's store in Sarasota, Florida provided that (a) the principal amount of the Indebtedness related to such mortgage does not exceed 100% of the Fair Market Value of such store as of the date of such mortgage, (b) such mortgage does not extend to or cover any other property other than such store, and any improvements on or rights appurtenant to such store and (c) the Incurrence of such Indebtedness is permitted by the "Limitation on Indebtedness" covenant of the Amended and Restated Indenture.]

     Purchase of Notes Upon Change of Control Triggering Event. If a Change of Control Triggering Event shall occur at any time, each Holder shall have the right to require the Company to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, which date (the "Repurchase Date") shall be no earlier than 60 days nor more than 90 days from the date the Company notifies the Holders and any trustee, representative or agent for the holders of any Significant Senior Indebtedness of the occurrence of a Change of Control Triggering Event.

     Under the Amended and Restated Indenture, the Company is obligated to give notice to Holders of Notes within 30 days following a Change of Control Triggering Event specifying the purchase date, the place at which Notes shall be presented and surrendered for purchase, that interest accrued to the Repurchase Date will be paid upon such presentation and surrender and that interest will cease to accrue on Notes surrendered for purchase as of such purchase date. The tender by a Holder of Notes shall be irrevocable.

     There can be no assurance that sufficient funds will be available at the time of any Change of Control Triggering Event to make any required purchases. In addition, the Company's ability to repurchase Notes following a Change of Control Triggering Event may be limited by the terms of its then existing Senior Indebtedness, including, without limitation, the subordination provisions described above. The Company will comply with all applicable tender offer rules, including Rule 14e-1 under the Exchange Act, if the repurchase option is triggered upon a Change of Control
Triggering Event. A Change of Control Triggering Event means the occurrence of both a Change of Control and a Rating Decline, both as defined below.

     Limitation on Liens. The [Company] PARENT may not Incur any Indebtedness (i) which is, by the terms of the instrument creating or evidencing such Indebtedness or pursuant to which it is outstanding, subordinated in right of payment to any other
Indebtedness (including the [Notes]) PARENT GUARANTEE) and (ii) which is secured, directly or indirectly, with a Lien on the property, assets or any income or profits thereon of the [Company] PARENT or any Subsidiary unless contemporaneously therewith or prior thereto the [Notes] are PARENT GUARANTEE IS equally and ratably secured; provided that if such Lien securing such subordinated Indebtedness ceases to exist, such equal and ratable Lien for the benefit of the Holders of the Notes shall cease to exist, and provided further that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the [Notes] PARENT GUARANTEE with the same relative priority as such Subordinated Indebtedness shall have with respect to the [ Notes] PARENT GUARANTEE, except for (a) any such Indebtedness secured by Liens on the assets of any entity existing at the time such assets are acquired by the [Company] PARENT or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (x) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the [Company] PARENT or any of its Subsidiaries and (y) do not extend to any other property or assets of the [Company] PARENT or any of its Subsidiaries or (b) any other Indebtedness required to be equally and ratably secured as a result of the Incurrence of such Indebtedness.

     Limitation on Preferred Stock of Subsidiaries. The [Company] PARENT shall not permit any of its Subsidiaries to issue any preferred stock (other than to the [Company] PARENT or a wholly owned Subsidiary of the [Company)] PARENT), or permit any Person (other than the [Company] PARENT or a wholly owned Subsidiary of the [Company)] PARENT) to own or hold an interest in any preferred stock of any such Subsidiary unless such Subsidiary would be entitled to Incur Indebtedness pursuant to the provisions of the "Limitation on Indebtedness" covenant described above in the aggregate principal amount equal to the aggregate liquidation value of such preferred stock on the date of issuance.

Consolidation, Merger and Sale of Assets

     THE PARENT MAY NOT CONSOLIDATE WITH OR MERGE WITH OR INTO ANY PERSON OR SELL, CONVEY, ASSIGN, TRANSFER, LEASE OR OTHERWISE
DISPOSE OF ALL OR SUBSTANTIALLY ALL OF ITS PROPERTIES AND ASSETS (DETERMINED ON A CONSOLIDATED BASIS FOR THE PARENT AND ITS
SUBSIDIARIES TAKEN AS A WHOLE) TO ANY ENTITY, UNLESS: (1) EITHER (A) THE PARENT SHALL BE THE CONTINUING CORPORATION OR (B) THE
ENTITY (IF OTHER THAN THE PARENT) FORMED BY SUCH CONSOLIDATION OR INTO WHICH THE PARENT IS MERGED OR THE ENTITY THAT ACQUIRES, BY
SALE, ASSIGNMENT, CONVEYANCE, TRANSFER, LEASE OR DISPOSITION, ALL OR SUBSTANTIALLY ALL OF THE PROPERTIES AND ASSETS OF THE PARENT AS AN ENTITY SHALL BE A CORPORATION, LIMITED LIABILITY COMPANY OR
PARTNERSHIP ORGANIZED AND VALIDLY EXISTING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF OR THE DISTRICT OF COLUMBIA, AND SHALL EXPRESSLY ASSUME BY A SUPPLEMENTAL INDENTURE THE DUE AND
PUNCTUAL PAYMENT OF THE PRINCIPAL AND PREMIUM, IF ANY, AND INTEREST ON ALL THE NOTES AND THE PERFORMANCE AND OBSERVANCE OF EVERY
COVENANT OF THE AMENDED AND RESTATED INDENTURE ON THE PART OF THE PARENT TO BE PERFORMED OR OBSERVED (SUCH ENTITY IS REFERRED TO AS THE "PARENT SUCCESSOR ENTITY"); (2) IMMEDIATELY AFTER GIVING EFFECT TO THE TRANSACTION NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE
OCCURRED AND BE CONTINUING; (3) AFTER GIVING EFFECT TO SUCH
TRANSACTION, EITHER (I) THE PARENT OR THE PARENT SUCCESSOR ENTITY COULD INCUR AT LEAST $1.00 OF ADDITIONAL INDEBTEDNESS (OTHER THAN PERMITTED INDEBTEDNESS) PURSUANT TO THE COVENANT OF THE AMENDED AND RESTATED INDENTURE ENTITLED "LIMITATION ON INDEBTEDNESS" OR (II) IN THE EVENT OF A CONSOLIDATION OR MERGER WITH ANY PERSON WITH NO
OUTSTANDING INDEBTEDNESS, THE CONSOLIDATED CASH FLOW RATIO OF THE PARENT OR THE PARENT SUCCESSOR ENTITY, THE CONSOLIDATED CASH FLOW RATIO OF THE PARENT OR THE PARENT SUCCESSOR ENTITY, AS THE CASE MAY BE, IS NOT LESS THAN THE CONSOLIDATED CASH FLOW RATIO OF THE
PARENT, IMMEDIATELY PRIOR TO SUCH TRANSACTION BUT IN NO SUCH CASE SHALL THE CONSOLIDATED CASH FLOW RATIO OF THE PARENT OR THE PARENT SUCCESSOR ENTITY, AS THE CASE MAY BE, BE LESS THAN 1.5 TO 1.
NOTWITHSTANDING THE FOREGOING, THIS PROVISION SHALL NOT PROHIBIT A TRANSACTION, THE PRINCIPAL PURPOSE OF WHICH IS (AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS OF THE PARENT AS EVIDENCED BY THE RESOLUTION THEREOF) TO ORGANIZE THE HOLDING COMPANY OR TO
CHANGE THE STATE OF INCORPORATION OF THE PARENT, AND SUCH
TRANSACTION DOES NOT HAVE AS ONE OF ITS PURPOSES THE EVASION OF THE LIMITATIONS IMPOSED BY THIS PROVISION.

     IN THE EVENT OF ANY TRANSACTION (OTHER THAN A LEASE AND OTHER THAN A PERMITTED DROP DOWN TRANSACTION) DESCRIBED IN AND COMPLYING WITH THE CONDITIONS LISTED IN THE IMMEDIATELY PRECEDING PARAGRAPHS IN WHICH THE PARENT IS NOT THE CONTINUING CORPORATION, THE PARENT SUCCESSOR ENTITY FORMED OR REMAINING WOULD BE SUBSTITUTED FOR THE PARENT AND THE PARENT WOULD BE DISCHARGED FROM ALL OBLIGATIONS AND COVENANTS UNDER THE AMENDED AND RESTATED INDENTURE AND THE NOTES.

     The Company may not consolidate with or merge with or into any Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a Consolidated basis for the Company and its Subsidiaries taken as a whole) to any entity, unless: (1) either (a) the Company shall be the continuing corporation or (b) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Company as an entity shall be a corporation, LIMITED LIABILITY COMPANY or partnership organized and validly existing under the laws of the United States or any [state] STATE thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal and premium, if any, and interest on all the Notes and the performance and observance of every covenant of the AMENDED AND RESTATED Indenture on the part of the Company to be performed or observed (such entity is referred to as the "Company Successor Entity"); (2) immediately after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing; (3) after giving effect to such transaction, [either (a)] the [ Company or the Company Successor Entity] PARENT could Incur at least $1.00 of additional
Indebtedness (other than Permitted Indebtedness) pursuant to the covenant of the AMENDED AND RESTATED Indenture entitled "Limitation on Indebtedness" [or (b) in the event of a consolidation or merger with any Person with no outstanding Indebtedness, the Consolidated Cash Flow Ratio of the Company or the Successor Entity, as the case may be, is not less than the Consolidated Cash Flow Ratio of the Company immediately prior to such transaction but in no such case shall the Consolidated Cash Flow Ratio of the Company or the Successor Entity, as the case may be, be less than 1.5 to 1.] Notwithstanding the foregoing, this provision shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company as evidenced by the resolution thereof)[ to organize the Holding Company or] to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the limitations imposed by this provision.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company is not the continuing corporation, the Company Successor Entity formed or remaining would be substituted for the Company and the Company would be discharged from all obligations and covenants under the AMENDED AND RESTATED Indenture and the Notes.

Events of Default

     The following events are defined in the Amended and Restated Indenture as "Events of Default" with respect to the Notes: (a) default in the payment of any installment of interest on any Note for 30 days after becoming due; (b) default in the payment of the principal of (or premium, if any, on) any Note when due; (c) subject to the immediately following paragraph, default BY THE
PARENT OR THE COMPANY in the performance of any other covenant or agreement contained in the Notes or the Amended and Restated
Indenture; (d) the failure of the [ Company] PARENT or of any of its Subsidiaries to pay the principal of any Indebtedness with a principal amount then outstanding in excess of $10 million, individually or in the aggregate, when the same becomes due and payable at final maturity and such failure shall continue after any applicable cure or grace period specified in the agreement relating to such Indebtedness; or a default on any such Indebtedness which results in such Indebtedness becoming due and payable prior to its stated maturity; [(d)](E) THE PARENT OR the Company, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator, or similar official under any bankruptcy law (a
"Custodian") for it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors or (v) generally is unable to pay its debt as the same becomes due; (f) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the PARENT, THE Company or a Subsidiary of THE PARENT OR the Company that has assets or revenues aggregating 10% or more of the consolidated assets or revenues, respectively, of the [Company] PARENT and its Subsidiaries taken as a whole (a "Significant
Subsidiary") in an involuntary case, (ii) appoints a Custodian of the PARENT, THE Company or a Significant Subsidiary or for any substantial part of its property or (iii) orders the liquidation of THE PARENT, the Company or a Significant Subsidiary, and in any such case the order or decree remains in effect for 60 days; or (g) the [Company] PARENT or any Subsidiary shall fail to discharge any final judgment or judgments, from which no further appeal may be taken, to the extent the amount of such judgment or judgments exceed applicable insurance coverage by more than $5 million, individually or in the aggregate (treating any deductibles, self insurance or retention as not so covered), and such judgment or judgments shall remain in force, undischarged, unsatisfied, unstayed and unbonded for more than 60 days.

     A Default under clause (c) above will not be an Event of Default until the Holders of at least 25% in principal amount of the Notes then outstanding notify the PARENT, THE Company and the Trustee of the Default and the PARENT AND THE Company [does] DO not cure the
Default within 60 days after receipt of the notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     If an Event of Default (other than an Event of Default specified in clause (e) or (f) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the PARENT AND THE Company (and to the Trustee if such notice is given by the Holders of the Notes) may declare the principal amount of the Notes plus accrued and unpaid interest to be immediately due and payable.

     If an Event of Default specified in clause (e) or (f) occurs, the principal amount of the Notes plus accrued and unpaid interest shall automatically become and be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount of the Notes plus accrued and unpaid interest, all of THE PARENT'S AND the Company's obligations with respect to the Notes and under the Amended and Restated Indenture shall terminate. The Holders of a majority in principal amount of then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     The Amended and Restated Indenture provides that no Holder of a Note may pursue any remedy with respect to the Amended and Restated Indenture or the Notes unless (a) the Holder gives to the Trustee written notice of a continuing Event of Default, (b) the Holders of at least 25% in principal amount of the Notes than outstanding make a written request to the Trustee to pursue the remedy, (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes then outstanding.

     The Amended and Restated Indenture requires BOTH the Company AND THE PARENT to deliver annually to the Trustee an officers' certificate [of the Company] stating whether or not to the best knowledge of the signers thereof there exists any Default or Event of Default. If they know of such Default or Event of Default, each such certificate shall describe the Default or Event of Default and the efforts to remedy the same. The Company [is] AND THE PARENT ARE also required to give written notice to the Trustee within 10 days of the occurrence of any Default.

Modification of Indenture

     The Company or COMPANY SUCCESSOR ENTITY, THE PARENT OR PARENT Successor Entity and the Trustee may modify or amend the Amended and Restated Indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the provisions with respect to redemption, (b) reduce the principal amount of, or the premium or interest on, any Note, (c) change the place or currency of payment of principal of, or premium or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note on or after the Stated
Maturity thereof, (e) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Amended and Restated Indenture or for waiver of certain defaults or (f) change any provision of Article Ten (Subordination) of the Amended and Restated Indenture that adversely affects the rights of any Holder of a Note. The Company, THE PARENT and the Trustee may modify or amend the Amended and Restated Indenture without consent of any Holders to cure ambiguities, defects and inconsistencies, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Amended and Restated Indenture under the Trust Indenture Act of 1939, as amended, or make any change that does not materially adversely affect the interests of any Holder under the Amended and Restated Indenture as then in effect.

     The Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company OR THE PARENT with any provision of the Amended and Restated Indenture. The
Holders of a majority in principal amount of the outstanding Notes may waive any past default under the Amended and Restated
Indenture, except a default in the payment of principal, premium or interest or default with respect to the covenant described under "Purchase of Notes Upon Change of Control Triggering Event."

Satisfaction and Discharge

     The Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Amended and Restated Indenture upon compliance with certain enumerated conditions, including the Company having paid or duly provided for the payment of all sums payable by the Company under the Amended and Restated Indenture and having delivered to the Trustee an officers' certificate and an opinion of counsel stating that there has been compliance with all conditions precedent relating to such satisfaction and discharge.

     In addition, the Amended and Restated Indenture provides that the Company may defease and be discharged from its obligations in respect of the Notes (except for certain obligations to register the transfer, substitution or exchange of Notes, to replace stolen, lost or mutilated Notes, rights of the Holders to receive payments of principal of and interest on the Notes, and rights of the Holders of the Notes as beneficiaries of the Amended and Restated Indenture with respect to the property so deposited with the Trustee payable to all or any of them and to maintain an office or agency for payments on and registration of transfer of the Notes and the rights, obligations and immunities of the Trustee), if the Company has irrevocably deposited with the Trustee, in trust for such purpose, (a) money in an amount, (b) U.S. Government
Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount, or (c) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of (and premium, if any) and interest on the outstanding Notes on each date that such principal or interest is due and payable, together with all other amounts payable by the Company under the Amended and Restated Indenture. Such defeasance will become effective 91 days after such deposit and only if, among other things, (a) no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit or occurs as a result of such deposit or at any time during the period ending on the 91st day after the date of such deposit; (b) such defeasance does not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound; (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to a defeasance have been complied with; and (d) the Company has delivered to the Trustee (i) either a private Internal Revenue Service ruling or an opinion of counsel that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax with respect to the Notes on the same amount, in the same manner, and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and
(ii) an opinion of counsel to the effect that (A) the deposit shall not result in the Company, the Trustee or the trust being deemed to be an "investment company" under the
Investment Company Act of 1940, as amended, and (B) such deposit creates a valid trust in which the Holders of the Notes have the sole beneficial ownership interest or that the Holders of the Notes have a non-avoidable first priority security interest in such trust. Notwithstanding the foregoing, the Company's obligations to pay principal, premium, if any, and interest on the Notes shall continue until the Internal Revenue Service ruling or opinion of counsel referred to in clause (i) above is provided with regard to and without reliance upon such obligations continuing to be obligations of the Company.

Defeasance of Certain Obligations

     The Company will be released from its obligations with respect to certain covenants contained in the Amended and Restated
Indenture, including, without limitation, those described under "Certain Covenants of the Company," and any failure to comply with such covenants will not be an Event of Default, if (a) the Company deposits or causes to be deposited with the Trustee in trust an amount of cash or U.S. government securities sufficient to pay and discharge when due the entire unpaid principal, premium, if any, and interest on all outstanding Notes and (b) certain other conditions are met. The obligations of the Company under the Amended and Restated Indenture with respect to the Notes, other than with respect to the covenants and Events of Default referred to above, will remain in full force and effect.

Governing Law

     The Amended and Restated Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

     AmSouth Bank [N.A.] OF ALABAMA (F/K/A AMSOUTH BANK, N.A.), Birmingham, Alabama, will be the Trustee under the Amended and Restated Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Company has from time to time borrowed funds from the Trustee, not in its capacity as Trustee, under revolving credit agreements and other credit transactions in the ordinary course of the Company's business. The Trustee also serves as the Company's principal depository bank, provides services to the Company with respect to the Company's proprietary credit card transactions and is one of the lenders under the [Bank Credit Agreement] COMPANY'S CREDIT
FACILITY. In addition, as described herein, Donald E. Hess, the President, Chief Executive Officer and a director of the Company, is also a director of the Trustee and of AmSouth
Bancorporation, the holding company for the Trustee.

Certain Definitions

     Set forth below is a summary of certain defined terms used in the Amended and Restated Indenture. Reference is made to the Amended and Restated Indenture for the full definition of all such terms and for the definitions of other defined terms used in this Prospectus and not defined below.

     "Accounts Receivable Subsidiary" means Parisian Services, Inc. or any other Subsidiary of the [Company] PARENT that is wholly owned (except for preferred stock not to exceed an aggregate liquidation preference of $100,000 which may be owned by a Person other than the [Company)] PARENT) by the [Company] PARENT organized for the purpose of and engaged in (i) purchasing, financing, and collecting accounts receivable of, or generated by the sale of merchandise by, the [Company] PARENT and its Subsidiaries, (ii) the financing of credit purchases by customers of the [Company] PARENT and its Subsidiaries of merchandise sold to such customers, (iii) the sale or financing of such accounts receivable or interests therein, and (iv) other activities incident thereto.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the [
Company] PARENT (or such Person is merged into the [Company] PARENT or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such person and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.

     "ACQUISITION" MEANS THE MERGER OF THE COMPANY AND CASABLANCA MERGER CORPORATION, A WHOLLY OWNED SUBSIDIARY OF THE PARENT.

     "Affiliate" of any Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or that beneficially owns ten percent or more of the outstanding Capital Stock of or equity interest in such entity. For the purposes of this definition, "control" when used with respect to any specified
Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

     "Asset Acquisition" means (i) an investment by the [Company]
PARENT or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the [Company] PARENT or any of its Subsidiaries or shall be merged with the [Company] PARENT or any of its Subsidiaries or (ii) the acquisition by the [ Company] PARENT or any of its Subsidiaries of (a) the assets of any Person which constitute substantially all of an operating unit or business of such Person or (b) one or more stores.

     "Asset Sale" means the sale or other disposition by the [ Company] PARENT or any of its Subsidiaries (other than to wholly owned Subsidiaries) of (i) all or substantially all of the Capital Stock of any of the [Company's] PARENT'S Subsidiaries, (ii) assets which constitute substantially all of an operating unit or business of the [Company] PARENT or any of its Subsidiaries, or (iii) one or more stores.

     "BOARD OF DIRECTORS" OF ANY SPECIFIED PERSON MEANS EITHER THE BOARD OF DIRECTORS OF SUCH PERSON OR ANY COMMITTEE OF SUCH BOARD DULY
AUTHORIZED TO ACT HEREUNDER.

     "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock and any and all equity, beneficial or ownership interests in, or participations or other equivalents in, any partnership, association, joint venture or other business entity.

     "Change of Control" means an event or series of events by which (i)(A) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act), [ other than the Investor Partnerships, Family Shareholders or Management Shareholders,]is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the [Company] PARENT and (B) such Person or group succeeds in having its or their nominees constitute a majority of the [Company's] Board of Directors [or]OF THE PARENT, (ii) the [Company] PARENT consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person or any corporation consolidates with or merges into the [Company] PARENT in a transaction in which the outstanding Voting Stock of the [Company] PARENT is changed into or exchanged for cash, securities or other property, other than a transaction between the [Company] PARENT and a Subsidiary of the PARENT, OR (III) THE PARENT SHALL CEASE AT ANY TIME AFTER THE ACQUISITION TO OWN, DIRECTLY OR INDIRECTLY, 100% OF THE TOTAL
VOTING POWER OF THE THEN OUTSTANDING VOTING STOCK OF THE Company. A Change of Control shall not be deemed to occur if (i) the Holding Company acquired (by merger, exchange or other transaction of a similar nature) all of the Voting Stock of the [Company] PARENT or (ii) the [Company] PARENT merges or consolidates with another corporation and the principal purpose of such merger or consolidation is (as determined in good faith by the Board of Directors of the [Company] PARENT and evidenced by the resolution thereof) to change the state of incorporation of the [Company]
PARENT, and immediately after such transaction the Voting Stock of the successor corporation resulting from such merger or consolidation shall be owned by holders substantially identical to holders of the Voting Stock of the [Company] PARENT immediately prior to such transaction.

     "Consolidated," whether used with or without GAAP, means excluding any Accounts Receivable [Subsidiary] SUBSIDIARIES except to the extent specifically included.

     "Consolidated Cash Flow Ratio" means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of any Person for the four full fiscal quarters immediately prior to the date (the "Transaction Date") of the transaction giving rise to the need to calculate the Consolidated Cash Flow Ratio (the "Reference Period") to
(ii) the aggregate Consolidated Interest Expense of such Person during the Reference Period; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Interest Expense, (1) the Incurrence of the
Indebtedness giving rise to the need to calculate the Consolidated Cash Flow Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference
Period, (2) Asset Sales and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date (including any Asset Acquisition to be made by application of the proceeds of the Indebtedness Incurred pursuant to (1) above) shall be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period and (4) there shall be excluded any Consolidated Interest Expense related to any amount of Indebtedness which was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date. Notwithstanding the provisions of clauses (3) and (4) of the preceding sentence, (i) with respect to revolving Indebtedness, only historical Consolidated Interest Expense actually incurred shall be used and (ii) with respect to Indebtedness Incurred pursuant to clause (xi) under "Permitted Indebtedness,"
Consolidated Interest Expense shall be included in an amount equal to the greater of (a) if any such Indebtedness has been Incurred subsequent to the Reference Period and prior to the Transaction
Date, the amount of Consolidated Interest Expense relating to all outstanding Indebtedness Incurred under such clause (xi) determined by application of clause (3) above, and (b) the historical
Consolidated Interest Expense actually incurred with respect to Indebtedness Incurred pursuant to such clause (xi) and outstanding during the Reference Period. For the purposes of making the computation referred to above, Asset Sales and Asset Acquisitions which have been made by any Person which has become a Subsidiary of the [Company] PARENT or been merged with or into the [Company]
PARENT or any Subsidiary of the [Company] PARENT during such Reference Period or subsequent to such Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis (including all of the calculations referred to in numbers (1) through (4) above) assuming such Asset Sales and Asset Acquisitions occurred on the first day of such Reference Period.

     "Consolidated EBITDA" means, for any period, on a consolidated basis for the [Company] PARENT and its Subsidiaries, the sum for such period of (a) Consolidated Net Income, (b) depreciation and amortization expense as determined in accordance with GAAP, (c)
Consolidated Interest Expense (other than dividends paid on preferred or preference stock), (d) without duplication, any premiums, fees, and expenses and the amortization thereof, in connection with financings (whether debt or equity) determined in accordance with GAAP, (e) federal and state income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses) as determined in accordance with GAAP and (f) other non-cash items reducing Consolidated Net Income, minus non-cash items increasing Consolidated Net Income, as determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the sum of
(a) the interest expense of the [Company] PARENT and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any premiums, fees, and expenses and the amortization thereof, in connection with financings
(whether debt or equity) determined in accordance with GAAP, and (b) dividends in respect of preferred or preference stock of a Subsidiary of the [Company] PARENT held by a Person or Persons other than the [Company] PARENT or a wholly owned Subsidiary of the [Company] PARENT. For purposes of clause (b) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined federal, state and local income tax rate of the [Company] PARENT (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

     "Consolidated Net Income" of any Person for any period means the Net Income of such Person and its Subsidiaries for such period; provided that there shall be excluded (a) the Net Income of any Person that is not a Subsidiary, (b) the Net Income of any other Person accrued prior to the date it becomes a Subsidiary of the Person with respect to which Consolidated Net Income is calculated, or is merged into or consolidated with such Person or any of its Subsidiaries or that other Person's asset are acquired by such Person or any of its Subsidiaries; provided that this clause (b) shall not be effective for any calculation of Consolidated EBITDA to be made in accordance with the definition of Consolidated Cash Flow Ratio, (c) the Net Income (if positive) of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) without duplication, any net gains or losses attributable to the sale, lease, conveyance or other disposition of assets (including without limitation Capital Stock of any Subsidiary of such Person), whether owned on the date of issuance of the Notes or thereafter acquired, in one or more related transactions outside the ordinary course of business.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the stated final maturity of the Notes;
provided that any Capital Stock which would not constitute
Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained under "Purchase of Notes Upon a Change of Control Triggering Event" above and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased under "Purchase of Notes Upon a Change of Control Triggering Event" above.

     "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting
Principles Board of the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial
Accounting Standards Board which are applicable to the circumstances as of the date of determination, except the calculations made for purposes of determining compliance with the covenants described above (including, without limitation, the definitions of terms used herein) shall be made in accordance with the opinions, pronouncements and statements of the foregoing organizations that are applicable as of the [date of the Indenture] ORIGINAL ISSUE DATE.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means the Person in whose name a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Notes," or other similar terms, shall signify the "majority in principal amount" whether or not so expressed.

     "Holding Company" means a corporation (i) formed for the sole purpose of acquiring by merger, exchange or other transaction of a similar nature of all of the Voting Stock of the [Company] PARENT, and
(ii) whose Voting Stock is owned immediately after such transaction by holders substantially identical to the holders of the Voting Stock of the [Company] PARENT immediately prior to such transaction.

     "Incurrence" means the incurrence, creation, assumption, Guarantee of the payment of, or in any other manner becoming liable with respect to, the payment of, any Indebtedness. "Incur" shall have a comparable meaning.

     "Indebtedness" means (i) any liability of any Person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), or (C) under any Capitalized Lease Obligation, (ii) any liability of others described in the preceding clause (i) that such Person has Guaranteed, (iii) Interest Protection Agreements, (iv) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, and (v) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i)-(iv) above, provided that Indebtedness shall not include accounts payable or liabilities to trade creditors of any Person.

     "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

     "Investment Grade" means with respect to the Notes, (i) in the case of Standard & Poor's [Corporation] RATINGS GROUP, a rating of at least BBB-, (ii) in the case of Moody's Investor Service, Inc., a rating of at least Baa3, and (iii) in the case of a Rating Agency other than Standard & Poor's [Corporation] RATINGS GROUP or Moody's Investor Service, Inc., the equivalent rating, or in each case, any successor, replacement or equivalent definition as promulgated by Standard and Poor's [Corporation] RATINGS GROUP, Moody's Investor Service, Inc. or other Rating Agency as the case may be.

     "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind.

     "Net Income" of any Person for any period means the consolidated net income or loss, as the case may be, of such Person and its Subsidiaries for such period determined in accordance with GAAP, except that (i) extraordinary gains and losses as determined in accordance with GAAP shall be excluded [and] (ii) with respect to the Company OR THE PARENT, dividends, distributions, or repayment of principal of Indebtedness owed to the Company[, by] OR the PARENT BY ANY Accounts Receivable Subsidiary actually paid not to exceed the Net Income of such Subsidiary for such period as determined in accordance with GAAP, shall be included.

     "ORIGINAL ISSUE DATE" MEANS JULY 15, 1993.

     "PARENT GUARANTEE" SHALL MEAN THE GUARANTEE GIVEN BY THE
PARENT THAT UNCONDITIONALLY AND IRREVOCABLY GUARANTEES TO EACH
HOLDER AND TO THE TRUSTEE AND ITS SUCCESSORS AND ASSIGNS, SUBJECT TO THE "SUBORDINATION OF PARENT GUARANTEE" PROVISIONS, (A) THE DUE AND
PUNCTUAL PAYMENT OF THE PRINCIPAL OF AND, WITHIN APPLICABLE GRACE
PERIODS, INTEREST ON THE NOTES WHEN DUE, WHETHER AT STATED
MATURITY, BY ACCELERATION, BY REDEMPTION, UPON REPURCHASE OR
OTHERWISE, AND ALL OTHER MONETARY OBLIGATIONS OF THE COMPANY UNDER THIS AMENDED AND RESTATED INDENTURE AND THE NOTES AND (B) THE DUE AND
PUNCTUAL PERFORMANCE WITHIN APPLICABLE GRACE PERIODS OF ALL
OTHER OBLIGATIONS OF THE COMPANY UNDER THIS AMENDED AND RESTATED
INDENTURE AND THE NOTES.

     "PARENT SENIOR INDEBTEDNESS" MEANS, WITH RESPECT TO THE
PARENT, THE PRINCIPAL OF AND PREMIUM, IF ANY, AND INTEREST ON
(INCLUDING INTEREST THAT, BUT FOR THE FILING OF A PETITION
INITIATING ANY PROCEEDING PURSUANT TO ANY BANKRUPTCY LAW WITH
RESPECT TO THE PARENT, WOULD ACCRUE ON SUCH OBLIGATIONS, WHETHER OR NOT SUCH CLAIM IS ALLOWED IN SUCH BANKRUPTCY PROCEEDING) AND ALL OTHER MONETARY OBLIGATIONS OF EVERY KIND OR NATURE DUE ON OR IN
CONNECTION WITH ANY INDEBTEDNESS OF THE PARENT (INCLUDING
GUARANTEES BY THE PARENT OF INDEBTEDNESS OF SUBSIDIARIES, BUT
EXCLUDING THE PARENT GUARANTEE), WHETHER OUTSTANDING ON THE DATE HEREOF OR HEREAFTER INCURRED, UNLESS, IN THE CASE OF ANY PARTICULAR INDEBTEDNESS, THE INSTRUMENT CREATING OR EVIDENCING THE SAME OR
PURSUANT TO WHICH THE SAME IS OUTSTANDING EXPRESSLY PROVIDES THAT SUCH INDEBTEDNESS SHALL NOT BE SENIOR IN RIGHT OF PAYMENT TO THE PARENT GUARANTEE. WITHOUT LIMITING THE GENERALITY OF THE
FOREGOING, "PARENT SENIOR INDEBTEDNESS" SHALL INCLUDE THE
INDEBTEDNESS UNDER THE WORKING CAPITAL FACILITY AND AMOUNTS OWED TO BANKS OR OTHER FINANCIAL INSTITUTIONS PURSUANT TO FACTORING
ARRANGEMENTS FOR GOODS, MATERIALS OR SERVICES PURCHASED IN THE
ORDINARY COURSE OF BUSINESS. NOTWITHSTANDING THE FOREGOING, PARENT SENIOR INDEBTEDNESS SHALL NOT INCLUDE (I) INDEBTEDNESS OF THE
PARENT TO A SUBSIDIARY, (II) AMOUNTS OWED (EXCEPT TO BANKS AND
OTHER FINANCIAL INSTITUTIONS AS AFORESAID) FOR GOODS, MATERIALS OR SERVICES PURCHASED IN THE ORDINARY COURSE OF BUSINESS OR (III) ANY OTHER OBLIGATIONS TO WHICH ANY OTHER SUBORDINATED INDEBTEDNESS OF THE PARENT IS NOT SUBORDINATED.

     "PERMITTED DROP DOWN TRANSACTION" SHALL MEAN A TRANSACTION IN WHICH THE PARENT CONTRIBUTES A SIGNIFICANT PORTION OR ALL OF ITS OPERATING ASSETS TO A WHOLLY OWNED SUBSIDIARY; PROVIDED THAT SUCH TRANSACTION (A) IS DESIGNED IN GOOD FAITH TO ACCOMMODATE THE
PARENT'S TAX PLANNING, (B) SUCH WHOLLY OWNED SUBSIDIARY ENTERS INTO A SUPPLEMENTAL INDENTURE CONTAINING A SENIOR SUBORDINATED GUARANTEE OF THE NOTES IN FAVOR OF THE HOLDERS ON SUBSTANTIALLY THE TERMS
PROVIDED IN ARTICLES 13 AND 14 OF THE INDENTURE AND (C) SUCH
TRANSACTION IS NOT DISADVANTAGEOUS IN ANY MATERIAL RESPECT TO THE HOLDERS IN THE GOOD FAITH OPINION OF THE BOARD OF DIRECTORS OF THE PARENT, EVIDENCED BY A RESOLUTION OF ITS BOARD OF DIRECTORS
DELIVERED TO THE TRUSTEE.

     "Permitted Indebtedness" means (i) Indebtedness of the [
Company] PARENT or any Subsidiary outstanding at any time under or in respect of the Working Capital Facility in an aggregate principal amount not to exceed [$50] $325 million; (ii)
Indebtedness represented by standby letters of credit or trade letters of credit Incurred in the ordinary course of business;
(iii) Indebtedness of the [Company] PARENT to any of its wholly owned Subsidiaries, or of a Subsidiary to the [Company] PARENT or to a wholly owned Subsidiary of the [Company] PARENT except that any transfer of such Indebtedness by the [Company] PARENT or a wholly owned Subsidiary (other than to another wholly owned
Subsidiary) will be deemed to be an Incurrence; provided, however, that the obligations of the [Company] PARENT to any of its Subsidiaries with respect to such Indebtedness shall be subject to a subordination agreement between the [Company] PARENT and its Subsidiaries providing for the subordination of such obligations in right of payment from and after such time as all Notes issued and outstanding shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of the [Company's] PARENT'S obligations under the Amended and Restated Indenture and the Notes; (iv) the Notes; (v) Capitalized Lease Obligations with respect to any assets acquired or constructed after the date of the Amended and Restated
Indenture; (vi) Indebtedness secured by Purchase Money Mortgages; (vii) Indebtedness of the [Company] PARENT and its Subsidiaries pursuant to Interest Protection Agreements; (viii) Indebtedness
Incurred in respect of agreements providing for indemnification, adjustment or purchase price or similar obligations or from Guarantees securing any obligations of the [Company] PARENT or any Subsidiary pursuant to such agreements, in each case incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the [ Company] PARENT, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such Guarantees shall at no time exceed the gross proceeds actually received in connection with such dispositions; (ix) Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees, or customers Incurred in the ordinary course of business; (x) Indebtedness in respect of performance bonds provided by the [ Company] PARENT or its Subsidiaries in the ordinary course of business and refinancings thereof; (xi) other Indebtedness of the [Company] PARENT or its Subsidiaries, the aggregate principal amount of which does not exceed $25 millon less the liquidation preference of any Subsidiary Preferred Stock issued pursuant to the "Limitation on Preferred Stock of Subsidiaries" covenant in reliance on this Clause (xi); (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence; (xiii) other Indebtedness outstanding as of the date [of the Indenture] HEREOF; and (xiv) Refinancing Indebtedness, provided that (A) the original issue amount of the Refinancing Indebtedness shall not exceed the maximum principal amount and accrued interest of the Indebtedness to be repaid (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of the Indebtedness to be repaid), plus the reasonable fees and expenses directly Incurred in connection with such Refinancing Indebtedness except that Refinancing Indebtedness Incurred pursuant to a revolving facility replacing another revolving facility may have availability equal to the facility being replaced, (B) Refinancing Indebtedness Incurred by any Subsidiary shall not be used to repay or refund outstanding Indebtedness of the [Company] PARENT and (C) with respect to any Refinancing Indebtedness that refinances the Notes in part or other Indebtedness ranking pari passu or junior in right of payment to the Notes, (1) either (a) the Refinancing Indebtedness provides for payments of principal, by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the [Company] PARENT (including, without limitation, at the option of the holder thereof other than an option given pursuant to a "change of control" covenant which is no more favorable to the holders of the Refinancing Indebtedness than any similar covenant contained in the Indebtedness being refinanced) at times no earlier than, and in each case in amounts not greater than, the schedule of principal payments provided for by the Indebtedness being refinanced, or (b) the Refinancing Indebtedness does not require any payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the [Company] PARENT (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" covenant which is no more favorable to the holders of such Indebtedness than the provisions contained under "Purchase of Notes Upon Change of Control
Triggering Event" above, and such Refinancing Indebtedness provides that the Company will not repurchase such Refinancing Indebtedness pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased [by the company] under "Purchase of Notes Upon Change of Control Triggering Event" above) at any time prior to the final scheduled maturity date of the Notes and has an average weighted life that is equal to or greater than the remaining life of the Notes (2) if the Notes are exchanged or refinanced in part, such Refinancing Indebtedness by its terms or by the terms of any agreement or instrument pursuant to which such Refinancing Indebtedness is issued is expressly made pari passu or subordinated in right of payment to the remaining Notes, (3) if such Indebtedness being refinanced is pari passu in right of payment to the Notes, such Refinancing Indebtedness does not rank senior in right of payment to the payment of principal of and interest on the Notes, as the case may be, and (4) if such Indebtedness being refinanced is subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes to the same extent or greater and on substantially the same terms or terms more favorable to the Holder of the Notes.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Purchase Money Mortgage" means any Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the [date hereof] ORIGINAL ISSUE DATE, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto, (b) the principal amount of the Indebtedness secured by such Liens does not exceed 100% of such cost and
(c) such Lien does not extend to or cover any other property other than such item of property and any improvements on or rights appurtenant to such item.

     "RATING AGENCIES" means (i) Standard & Poor's [Corporation] RATINGS GROUP and (ii) Moody's Investor Service, Inc. or (iii) if Standard & Poor's [Corporation] RATINGS GROUP or Moody's Investor Service, Inc. or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the [Company] PARENT, which shall be substituted for Standard & Poor's [ Corporation]
RATINGS GROUP, Moody's Investor Service, Inc. or both, as the case may be.

     "Rating Category" means (i) with respect to Standard & Poor's [Corporation] RATINGS GROUP, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's Investor Service, Inc., any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Standard & Poor's [Corporation] RATINGS GROUP or Moody's Investor Service, Inc. used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for Standard & Poor's [Corporation] RATINGS GROUP; 1, 2 and 3 for
Moody's Investor Service, Inc.; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to Standard & Poor's [Corporation] RATINGS GROUP, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the [
Company] PARENT to effect a Change of Control.

     "Rating Decline" means the occurrence of the following on, or within 90 days after, the earlier of (i) the occurrence of a Change of Control and (ii) the date of public notice of the occurrence of a Change of Control or of the public notice of the intention of the [Company] PARENT to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrading by any of the Rating Agencies): (a) in the event that the Notes are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the Notes by both such Rating Agencies shall be reduced below Investment Grade, or (b) in the event the Notes are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Refinancing Indebtedness" means any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in each of the clauses under "Permitted
Indebtedness" or Incurred pursuant to the Consolidated Cash Flow Ratio test described under "Limitation on Indebtedness."

     "Senior Indebtedness" means, with respect to the Company, the principal of and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to the Company, would accrue on such obligations, whether or not such claim is allowed in such bankruptcy proceeding) and all other monetary obligations of every kind or nature due on or in connection with any Indebtedness of the Company other than the Notes[ and the Debentures], whether outstanding on the [date of the Indenture] ORIGINAL ISSUE DATE or thereafter Incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. [The Notes are pari passu with the Debentures. ] Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the Indebtedness under the Working Capital Facility and amounts owed to banks or other financial institutions pursuant to factoring arrangements for goods, materials or services purchased in the ordinary course of business. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) Indebtedness of the Company to a Subsidiary or (ii) amounts owed (except to banks and other financial institutions as aforesaid) for goods, materials or services purchased in the ordinary course of business.

     "SIGNIFICANT PARENT SENIOR INDEBTEDNESS" MEANS (I) ANY PARENT SENIOR INDEBTEDNESS INCURRED UNDER THE WORKING CAPITAL FACILITY AND (II) ANY OTHER ISSUE OF PARENT SENIOR INDEBTEDNESS HAVING AN
OUTSTANDING PRINCIPAL AMOUNT OF AT LEAST $25 MILLION WHICH IS
SPECIFICALLY DESIGNATED IN THE INSTRUMENT EVIDENCING OR AGREEMENT
GOVERNING SUCH PARENT SENIOR INDEBTEDNESS AS "SIGNIFICANT PARENT Senior Indebtedness".

     "Significant Senior Indebtedness" means (i) any Senior
Indebtedness Incurred under the Working Capital Facility and (ii) any other issue of Senior Indebtedness having an outstanding principal amount of at least $25 million which is specifically designated in the instrument evidencing or agreement governing such Senior Indebtedness as "Significant Senior Indebtedness".

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the final date on which the principal of such Note or such installment of interest is due and payable.

     "Subsidiary" OF ANY SPECIFIED PERSON means a corporation (or other business entity), the majority of whose Voting Stock (or other equity interests) is owned by [the Company] SUCH PERSON or one or more Subsidiaries or by [the Company] SUCH PERSON and one or more Subsidiaries; provided that, unless specifically included, the Accounts Receivable [Subsidiary] SUBSIDIARIES shall not be deemed to be [a Subsidiary] SUBSIDIARIES of the [Company] PARENT for purposes of the Amended and Restated Indenture. No Accounts
Receivable Subsidiary shall be deemed to be consolidated into the [Company] PARENT. All intercompany transactions shall be reflected on the books and records of the [Company] PARENT and any Accounts Receivable Subsidiary in accordance with GAAP, as if they were not consolidated. UNLESS THE CONTEXT EXPRESSLY INDICATES OTHERWISE, A "SUBSIDIARY" MEANS A SUBSIDIARY OF THE PARENT.

     "Subsidiary Preferred Stock" means any series of preferred stock issued by a Subsidiary of the [Company] PARENT.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Working Capital Facility" means [the Company's Amended and Restated Credit Agreement, as amended as of the date hereof, among the Company, certain commercial banking institutions and The Bank of Nova Scotia] ANY CREDIT AGREEMENT OR CREDIT AGREEMENTS AMONG THE PARENT AND/OR ANY SUBSIDIARIES OF THE PARENT, CERTAIN FINANCIAL
INSTITUTIONS AND NATIONSBANK, N.A. (SOUTH), as Agent, and any and all amendments, renewals, extensions, substitutions, refundings, refinancings (in whole or in part) or replacements [of such facility] THEREOF.


     FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain anticipated federal income tax consequences under present law to holders of the Notes if the Proposed Amendments are approved and Proffitt's pays the Consent Payment to holders entitled thereto. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary, and proposed Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). Legislative, judicial, or administrative changes or interpretations could alter or modify the tax discussion set forth below. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Notes. No attempt is made to consider any aspects of state, local or foreign taxation. Finally, substantial uncertainties resulting from the lack of definitive judicial or administrative authority and interpretations apply to various tax issues addressed herein.
Proffitt's has not sought, nor does it intend to seek, any rulings from the Internal Revenue Service (the "IRS") relating to such issues or any other issues.

     This discussion does not attempt to address all issues that may be relevant to a particular holder of Notes in light of such holder's personal investment circumstances and does not apply to holders subject to special treatment under the federal income tax laws such as financial institutions, broker-dealers, insurance companies, foreign persons and entities, tax-exempt organizations or taxpayers subject to the alternative minimum tax, and does not discuss any aspect of state, local or foreign tax laws. This discussion assumes that holders hold their Notes as a "capital asset" (generally, property held for investment) within the meaning of
Section 1221 of the Code.

     UNCERTAINTIES EXIST WITH RESPECT TO CERTAIN TAX CONSEQUENCES ARISING IN CONNECTION WITH THIS SOLICITATION. THEREFORE, THE
FOLLOWING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT OF A HOLDER OF THE NOTES MIGHT BE SUBJECT TO SPECIAL RULES NOT
DISCUSSED BELOW.  ACCORDINGLY, EACH HOLDER OF THE NOTES SHOULD
CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE AND FOREIGN TAX CONSEQUENCES TO SUCH HOLDER THAT MAY ARISE IN CONNECTION WITH THIS SOLICITATION.

Tax Consequences to Holders of Notes

     Final Treasury Regulations (the "Treasury Regulations") under
Section 1001 of the Code, providing rules for determining whether a modification of the terms of a debt instrument results in an exchange for federal income tax purposes were published in the Federal Register on June 26, 1996. Although the Treasury
Regulations are not generally effective for alterations of the terms of a debt instrument before September 24, 1996, the Treasury Department has stated that taxpayers may rely on the new rules for alterations of the terms of a debt instrument after December 2, 1992, and before September 24, 1996. These recently issued
Treasury Regulations have not yet been interpreted or applied in any published ruling, notice, or other administrative guidance from the IRS, nor have they been interpreted or applied in any reported judicial decisions. The following discussion is, therefore, based on a reasoned reading of the text of the Treasury Regulations themselves, the Preamble accompanying the Treasury Regulations as published in the Federal Register, and the other sources of guidance set forth in the first paragraph of this section.

     Although the result is not entirely free from doubt, Proffitt's believes that, under the Treasury Regulations, the addition of the Parent Guarantee, the modification of the existing covenants and the addition of certain Proffitt's covenants to the Notes in connection with the consummation of the Solicitation will not result in a "significant modification" of the Notes that would be treated as an exchange for federal income tax purposes. In reaching this conclusion, Proffitt's has considered the application of the Treasury Regulations to the several amendments to the Notes and the addition of the Parent Guarantee that would be effected by the consummation of the Solicitation, considered both separately and with regard to their combined effect. With respect to the addition of the Parent Guarantee and certain Proffitt's covenants, Proffitt's believes that these changes will not result in a "change in payment expectations" constituting a significant modification under the Treasury Regulations. Proffitt's bases this belief on its expectation that the consummation of the Solicitation will not result in a "substantial enhancement" of Parisian's capacity to meet its payment obligations under the Notes combined with a change in that capacity from "primarily speculative" to "adequate." In addition, Proffitt's believes that its guarantee of the right of the holders of Notes to require Parisian to repurchase the Notes in the event of certain changes of control of Proffitt's or Parisian would not be treated as a significant modification under the Treasury Regulations because the exercise of such right would not result in a deferral of, or a reduction in, any scheduled payment of interest or principal. Under the Treasury Regulations, receipt of the Consent Payment by holders of the Notes will result in a significant modification of the Notes only if the annual yield of the amended Notes, taking the Consent Payment into account in determining the yield of the amended Notes, varies from the annual yield of the unmodified Notes (determined as of the effective date of the Proposed Amendments), by more than the greater of (i) one-quarter of one percent (25 basis points), or (ii) five percent of the annual yield of the unmodified Notes.

     Consequently, although not entirely free from doubt, Proffitt's believes that the consummation of the Solicitation will not result in a deemed exchange of the Notes under Section 1001 of the Code and, therefore, that the holders of Notes will not recognize any gain or loss as a result of the consummation of the Solicitation. Proffitt's intends to report the consummation of the Solicitation in a manner consistent with this position. If, however, it was finally determined that the consummation of the Solicitation or the payment of the Consent Payment constituted a significant modification of the Notes resulting in a deemed exchange of the Notes for "new" Notes (the Notes as amended) for federal income tax purposes, it is possible that a holder of Notes might recognize gain or loss as a result thereof, although
Proffitt's believes that the better view in such a case would be that the deemed exchange would be a tax-free recapitalization under Section 368(a)(1)(E) of the Code. Notwithstanding recapitalization treatment, however, depending upon the deemed "issue price" assigned to the Notes (as amended) under Section 1273 of the Code, which would differ from the stated principal amount of the Notes, a deemed exchange could result in the holders of Notes having to include original issue discount, in addition to stated interest, in income during the period they held the Notes after the consummation of the Solicitation.

Tax Consequences to Proffitt's and Parisian

     Assuming the consummation of the Solicitation does not constitute a significant modification of the Notes resulting in a deemed exchange for federal income tax purposes of Notes for "new" Notes (the Notes as amended), neither Proffitt's nor Parisian will recognize any gain or loss on the consummation of the Solicitation. If it were finally determined that a deemed exchange did occur, Proffitt's believes the better view is that such an exchange would constitute a tax-free recapitalization under IRC Section 368(a)(1)(E). If, as discussed above, the amended Notes bore original issue discount as a result of the deemed exchange, Parisian would have additional interest deductions available to it by reason of such original issue discount.

     HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISOR TO
DETERMINE THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDERS OF THE
SOLICITATION, INCLUDING THE LIKELIHOOD THAT CONSUMMATION OF THE
SOLICITATION WILL RESULT IN A DEEMED EXCHANGE OF THE NOTES, AS WELL AS THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Receipt of Consent Payment

     Although there is no authority on point, assuming the consummation of the Solicitation does not constitute a significant modification of the Notes resulting in a deemed exchange for federal income tax purposes, holders of Notes should be required to treat the Consent Payment as a fee and to recognize ordinary income for federal income tax purposes in an amount equal to the Consent Payment to which they are entitled, when the Consent Payment is received or accrued, in accordance with their method of accounting. If it were finally determined that a deemed exchange did occur, Proffitt's believes the better view is that such an exchange would constitute a tax-free recapitalization under IRC Section 368(a)(1)(E), in which case the holders receiving Consent Payments would generally recognize taxable gain to the extent of the lesser of (i) the Consent Payment received or (ii) the gain realized by the holder on the exchange.

Backup Withholding

     Proffitt's will be required to backup withhold in an amount equal to 31 percent of the Consent Payment payable to a particular holder of a Note unless (i) the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) the holder provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.


     MISCELLANEOUS

     The Solicitation is not being made to (nor will Consents be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making or acceptance of the Solicitation would not be in compliance with the laws of such jurisdiction. However, Proffitt's, in its sole discretion, may take such action as it may deem necessary to make the Solicitation in any such jurisdiction, and may extend the Solicitation to holders of Notes in such jurisdiction.

     No person has been authorized to give any information or make any representation on behalf of Proffitt's which is not contained in this Consent Solicitation Statement or in the Consent, and, if given or made, such information or representation should not be relied upon.

     The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of Proffitt's since the date hereof.

     Facsimile copies of Consents (confirmed by the Expiration Date by physical delivery), properly completed and validly executed, will be accepted. Consents and any other required documents should be sent or delivered by each holder of Notes or such holder's broker, dealer, commercial bank or trust company to the Depositary at one of its addresses set forth below.

     The Depositary for the Solicitation is:

                         Amsouth Bank Of Alabama
                         Corporate Trust Administration
                         7th Floor
                         1901 Sixth Avenue North
                         Birmingham, AL  35203
                         Fax: (205) 581-7661

     Requests for assistance should be directed to the Information Agent or the Solicitation Agent. Requests for additional copies of this Consent Solicitation Statement and/or the form of Consent should be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the Solicitation.

     The Information Agent for the Solicitation is:

                         Georgeson & Company, Inc.
                         Wall Street Plaza
                         88 Pine Street
                         New York, NY  10005
                         Collect: (212) 440-9800
                         Toll Free: 1-800-223-2064

     The Solicitation Agent for the Solicitation is:

                         NationsBanc Capital Markets, Inc.
                         100 North Tryon Street
                         NCI-007-06-07
                         Charlotte, North Carolina  28255
                         (704) 388-3651
                         (Collect) (704) 388-3651



     The date of this Consent Solicitation Statement is August 23, 1996.